Exhibit 10.7

Sundance C Power Purchase Arrangement

Power Purchase Arrangement For Sundance Under

Section 45.95(1) of the Electric Utilities Act

BETWEEN:

TransAlta Utilities Corporation, a corporation incorporated pursuant to the laws of Canada

and

the Buyer

WHEREAS:

A. The Owner owns the Plant described in Schedule A.

B. Pursuant to Section 45.5 of the Act, the independent assessment team has determined this Arrangement for the Units and this Arrangement has been approved by the Board under Section 45.91 of the Act.

C. The right to this Arrangement has been purchased by the Buyer at a public auction pursuant to Sections 45.93 and 45.94 of the Act.

D. By operation of the Act and in accordance with the terms and conditions of this Arrangement the Owner is required to make available to the Buyer the Committed Capacity from the Units and the corresponding Electricity generated and System Support Services provided by the Units and the Owner is required to sell to the Buyer and the Buyer is required to purchase from the Owner the right to the Committed Capacity from the Units and the Buyer is entitled to purchase from the Owner the Electricity generated and System Support Services provided by the Committed Capacity.

E. By operation of the Act and in accordance with the terms and conditions of this Arrangement the Owner may make available Excess Energy from the Units and the Owner is required to sell such Excess Energy through the Buyer and the Buyer is required to remit proceeds from the sale of any such Excess Energy to the Owner.

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F. By operation of the Act and in accordance with the terms and conditions of this Arrangement the Owner and the Buyer are entitled to receive payment from the Balancing Pool in certain circumstances, are required to make payment to the Balancing Pool in certain circumstances and are required to involve the Balancing Pool in making certain determinations.

Accordingly, this Arrangement sets forth the rights and obligations of each of the Parties with respect to the Balancing Pool, and with respect to the operation the Units and the use of and entitlements to Electricity and System Support Services from the Units.

ARTICLE 1 INTERPRETATION 1.1 Definitions

In this Arrangement, including the recitals and the Schedules, the following capitalized words and expressions have the following meanings:

“Act” means the Electric Utilities Act, S.A. 1996, c. E-5.5;

“Actual Availability” means with respect to each Unit and during each Settlement Period of the Effective Term, the number of watt-hours of Electricity that such Unit was capable of generating during such Settlement Period, as determined in accordance with Schedule D;

“Affiliate” means, in relation to any Person including the Owner and the Buyer, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, that Person; for the purpose of this definition, a Person shall be deemed to control another Person if that Person possesses directly or indirectly, the power to direct or cause the direction of the management or policies of that other Person, whether by operation of law, by contract, through the ownership of voting securities or otherwise;

“Annual Capacity Statement” has the meaning given such expression in Schedule K;

“Arrangement” means this power purchase arrangement and all of its attached Schedules, as it may be amended from time to time pursuant to the terms hereof;

“Associated Facilities” means those facilities, some of which are specified in Schedule A as “Associated Facilities”, which form part of the Plant and which are used by a Unit in common with other electricity generating units located at the Plant;

“Availability Declaration” has the meaning given such expression in Schedule J;

“Balancing Pool” means the balancing pool or the balancing pool administrator as the context requires, as established pursuant to the Act or the Regulations;

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“Board” means the Alberta Energy and Utilities Board established under the Alberta Energy and Utilities Board Act, S.A. 1994, c. A-19. 5 and its replacements or successors;

“Business Day” means any day other than a Saturday, a Sunday or a statutory holiday in the Province of Alberta;

“Buyer” means the purchaser of this Arrangement under Section 45.93(1) of the Act; or a Person entitled to the rights and bound by the obligations of the Buyer pursuant to Section 18.1;

“Candidate Units” has the meaning given such expression in Section 9.1(d);

“Capacity” means with respect to each Unit and at each particular time, the ability of such Unit to generate and deliver Electricity and System Support Services to the Delivery Point;

“Change in Law” means

(a) the adoption, enactment, promulgation, modification, amendment, or revocation after May 31, 1999 of:

(i) any Laws applicable to the Owner or the Buyer, which relate to the following: (A) taxes, including any charge or tax related to the use or consumption of fossil fuels or the production of any related by-products from any such use or consumption, but excluding any change with respect to any taxes in respect of which an amount is calculated in Article C5 of Schedule C, (B) any Unit or the Plant including the ownership, operation, maintenance or decommissioning thereof, (C) the electricity sector, including re-regulation or deregulation affecting generation, supply, sale or transmission of electricity, transmission system or Power Pool access charges, (D) the environment, including any environmental taxes, or (E) this Arrangement or the subject matter of this Arrangement;

(ii) any interpretation, reinterpretation or administrative position relating to any of the Laws referred to in paragraph (i) above of any Governmental Authority;

(iii) any material requirements or condition in connection with the issuance, renewal, extension, replacement or modification of any Governmental Approval required in connection with this Arrangement;

(iv) the effective rate of coal royalties or other fuel related royalties associated with the provision of Generation Services in connection with the action of any Governmental Authority; or

(b) the entering into after May 31, 1999 of any TA Agreement which provides for the replacement of or changes to Measuring Equipment to bring non-compliant Measuring Equipment into compliance with applicable Laws;

“Claim” has the meaning given such term in Section 13.1(b);

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“Committed Capacity” means with respect to each Unit, that seasonally adjusted Capacity that the Owner is required hereby to make exclusively available each Month to the Buyer, as set forth in, and determined in accordance with, Schedule B;

“Committed Operating Characteristics” means the values of the Operating Characteristics of the Units listed in Schedule B;

“Confidential Information” has the meaning given such expression in Section 20.1(a);

“Connection Services” means all agreements, arrangements and services associated with the connection of a Unit to the IES to facilitate the delivery of Electricity and System Support Services from the Unit to the IES;

“Day” means a calendar day;

“Declared Operating Characteristics” means with respect to each Unit the values of the Operating Characteristics declared by the Owner in its Operating Declaration as set out in Schedule J;

“Default Interest Rate” means the Interest Rate plus two percent (2%);

“Delivery Point” means with respect to each Unit, the disconnect point on the transmission or distribution line connecting such Unit to the IES, as more particularly described in Schedule A;

“Direct Sales” means sales of Electricity produced from a Unit which are not conducted through the Power Pool, but instead are made directly to a customer;

“Dispatch Instructions” means with respect to each Unit, all dispatch instructions issued by the System Controller from time to time in respect of such Unit;

“Effective Date” means the date upon which this Arrangement is sold pursuant to Section 45.93(1) of the Act;

“Effective Term” means the period that commences on January 1, 2001 and continues until the earlier of December 31, 2020 and the latest Unit Effective Term Completion Date set forth in Schedule A;

“Electricity” means with respect to each Unit, electricity as such term is defined in the Act, generated by such Unit during a time interval and being measured in units of watt-hours, volt amps and volt amps reactive or standard multiples thereof, including, without limitation, electricity delivered pursuant to the provision of a System Support Service;

“Equivalent Hot Starts” has the meaning given such expression in Schedule E;

“Equivalent Hot Starts Limit” has the meaning given such expression in Schedule E;

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“Excess Energy” means for any period and with respect to each Unit, the Electricity exceeding the amount of Electricity produced by the Committed Capacity and Increased Capacity;

“Final Outage Plan” has the meaning given such expression in Section 5.1(d);

“Force Majeure” means any event or cause which is beyond the reasonable control of the affected Party, or its Affiliates, including a HILP Event, a mechanical breakdown but only insofar as such breakdown results from a HILP Event, an act of God, flood, earthquake, storm, lightning, fire, epidemic, war, blockade, explosion, riot, act of the Queen’s enemies, act of civil or military authority, civil disturbance or disobedience, strike, lockout or other labour dispute or industrial disturbance, accident, sabotage, lack or inadequacy of fuel supply from a fuel supplier, any suspension of delivery of Electricity pursuant to Section 5.4, restraint by court order or any Laws, or the action or inaction of any Governmental Authority, or inability to obtain or renew any Governmental Approval, provided that lack of funds or economic hardship shall not constitute a cause beyond the reasonable control of the affected Party;

“Forced Outage” means any Outage other than a Planned Outage;

“Forfeiture Amount” has the meaning given such expression in Section 4.4(d);

“Generating Station” means all of the electrical generating facilities, of which the Plant forms a part;

“Generation Services” means the making available of the Committed Capacity and the supply of Electricity and System Support Services available from the Committed Capacity by the Owner to the Buyer;

“Good Operating Practice” means any of the range of practices, methods and acts engaged in or approved by a significant proportion of the industry in North America involved in the supply of electricity from and the operation of generating units similar to the Units, from time to time, or any other practices, methods and acts which, in the exercise of reasonable judgement in light of the facts known or reasonably ascertainable, could have been expected to accomplish the desired result at a reasonable cost consistent with applicable Laws, reliability, safety and expedition;

“Governmental Approval” means an authorization, approval, order, permit, grant, licence, consent or similar right issued by any Governmental Authority;

“Governmental Authority” means a court, ministry, minister, official, government, government department, government authority, government agency, regulatory authority, regulatory agency, administrative tribunal, body that establishes or administers Laws, or body having authority over this Arrangement created pursuant to a Law;

“GST” means the federal Goods and Services Tax as provided for in the Excise Tax Act (R.S.C. 1985, c.E-15);

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“High Impact, Low Probability Event” or “HILP Event” means a major failure of some or all of the components of the Plant (or a reasonable prediction by the Owner that a major failure of some or all of the components of the Plant will occur before the next scheduled Planned Outage) and which results (or could be reasonably expected to result) in the Plant being unable to operate or being forced to operate at a lower level (or is reasonably predicted by the Owner to be unable to operate or forced to operate at a lower level) and (a) it is reasonably predicted by the Owner that the Plant will be unable to operate or forced to operate at a lower level for a period in excess of six (6) weeks; and

(b) the Balancing Pool has confirmed that the above conditions have been met;

“IES” means the interconnected electric system in Alberta, as such term is defined in the Act;

“Increased Capacity” means with respect to each Unit, Capacity exceeding the Committed Capacity, occurring as a result of a facilities improvement program or capital improvement program undertaken by the Owner;

“Indemnitee” has the meaning given such term in Section 13.1(a);

“Indemnitor” has the meaning given such term in Section 13.1(a);

“Initial Outage Plan” has the meaning given such expression in Section 5.1(a);

“Interest Rate” means the rate of interest expressed as a rate per annum, which is used by the Royal Bank of Canada, or such other major Canadian bank as the parties may reasonably agree, as a reference rate for the purpose of determining rates of interest charged by it on Canadian dollar commercial demand loans made by it in Canada and which is quoted by such bank, from time to time, as its prime rate;

“Laws” means all federal, provincial, local and municipal statutes, laws, by-laws, rules, codes, ordinances, orders (including court orders) and Regulations in effect from time to time and made or issued by a Governmental Authority, including interconnection standards, tariff requirements and industry reliability standards which are requirements under the TA Agreements;

“Measuring Equipment” has the meaning given such expression in Section 10.1;

“Metering and Operational Statement” has the meaning given such expression in Schedule K;

“Mine Study” has the meaning given such expression in Section 7.4;

“Month” means a period beginning at 00:00 hours on the first Day of a calendar month and ending 00:00 hours on the first Day of the next calendar month;

“Monthly Billing Background Statement” has the meaning given such expression in Schedule K;

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“Monthly Billing Financial Statement” has the meaning given such expression in Schedule K;

“Monthly Billing Statement” has the meaning given such expression in Schedule K;

“Monthly Capacity Payment” means, for each Month of the Effective Term, the amount payable by the Buyer to the Owner for the Committed Capacity of all Units during such Month, as calculated in accordance with Schedule C;

“Monthly Energy Payment” means, for each Month of the Effective Term, the amount payable by the Buyer to the Owner for the Electricity delivered by the Owner to the Buyer in respect of all Units during such Month, as calculated in accordance with Schedule E;

“Monthly Excess Energy Payment” means, for each Month of the Effective Team, the amount payable by the Buyer to the Owner for Excess Energy actually delivered by the Owner to the Buyer in respect of all Units during such Month, as calculated in accordance with Schedule F;

“Monthly Incentive Payment” means for each Month of the Effective Term, the amount payable by the Buyer to the Owner or by the Owner to the Buyer, in respect of any variance between Target Availability and Actual Availability for such Month as calculated in accordance with Schedule D;

“Monthly Operating Characteristic Penalty Payment” means, for each Month of the Effective Term, the amount payable by the Owner to the Buyer in respect of any degradation of Committed Operating Characteristics for such Month, as calculated in accordance with Schedule H;

“Operating Characteristics” means those operating characteristics of the Unit listed as Operating Characteristics in Schedule B;

“Operating Declaration” has the meaning given such expression in Schedule J;

“Outage” means with respect to any Unit, any condition that requires or causes such Unit to be either removed from service or to be derated to a Capacity level below the Committed Capacity for inspection, general overhaul or repair of some element of the Plant, or for any reason in accordance with Good Operating Practice;

“Outage Cycle” means a period of three Years, the initial period to commence on the first Day of the Effective Term and each subsequent period to commence on each anniversary date of the first Day of the Effective Term that follows until the end of the Effective Term, provided that any such period shall be reduced, if necessary, so as not to extend beyond the end of the Effective Term;

“Owner” means TransAlta Utilities Corporation or a Person entitled to the rights and bound by the obligations of the Owner pursuant to Section 18.1;

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“Parties” means the Buyer and the Owner, and “Party” means, as the context requires, the Buyer or the Owner;

“Pass Through Cost” means a cost incurred by the Owner which the Owner is entitled to pass through to the Buyer and the Buyer is obliged to pay as part of the Aggregate Passthrough Charges determined pursuant to the provisions of Schedule C;

“Permitted Person” means a Person entitled by Law to purchase Electricity or System Support Services directly from the Buyer;

“Person” includes a natural person, a corporation, a partnership, a limited partnership, a joint venture, an association, a trust, a governmental authority and an unincorporated organization;

“Planned Outage” means an Outage that is scheduled pursuant to Section 5.1;

“Plant” means those electrical generating facilities, of which the Units and Associated Facilities form a part, as more particularly described in Schedule A;

“Plant Supply” means with respect to each Unit, Electricity from such Unit used by the Owner in the operation of the Plant;

“Pool Administrator” means the Person or Persons appointed by the Power Pool Council under Section 9(l)(b) of the Act;

“Pool Participant Agreement” means a Pool Participant Agreement, as such term is defined in the Pool Rules;

“Pool Price” means the Pool Price as such term is defined in the Pool Rules;

“Pool Rules” means the rules of the Power Pool, including the Pool Code of Practice, as established pursuant to the Act and regulating the operation of the Power Pool;

“Pool Settlement Date” means the Pool Settlement Date as defined in the Pool Rules;

“Pool Statement” means the Pool Statement as defined in the Pool Rules;

“Power Pool” means the power pool, as such term is defined in the Act;

“Power Pool Council” means the Power Pool Council, as continued pursuant to the Act;

“Production Period” means a Production Period as defined in the Pool Rules;

“Provisional Capacity Payment” has the meaning given such expression in Schedule C;

“Regulations” means any and all regulations promulgated under the Act or any other legislation having application to the Owner, the Buyer, any Unit, the Plant, this Arrangement or any of the subject matter hereof;

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“Required Minimum Coal Consumption” has the meaning given such expression in Schedule E;

“Rolling Average Monthly Off Peak Pool Price” has the meaning given such expression in Schedule D;

“Rolling Average Monthly Peak Pool Price” has the meaning given such expression in Schedule D;

“Settlement Period” means Settlement Period as that term is defined in the Pool Rules;

“Start Up” has the meaning given such expression in Schedule E;

“System Controller” means each Person appointed, from time to time, under Section 9(l)(c) of the Act and any replacement thereof or successor thereto;

“System Support Services” means, with respect to each Unit, system support services as such term is defined in the Act and which a Unit is capable of providing and which are not in excess of the Committed Capacity;

“TA Agreements” means those agreements relating to connection and use of IES from time to time required in respect of the Connection Services;

“Target Availability” means with respect to each Unit, the number of watt-hours of Electricity it is forecast such Unit will be capable of generating during each Settlement Period of the Effective Term, as determined in accordance with Schedule D;

“Termination Payment” means a payment made or received by a Party to this Arrangement upon its termination, and which is calculated in accordance with Schedule L;

“Total Monthly Payment” means for each Month of the Effective Term, the aggregate of the amounts payable by the Buyer to the Owner in respect of such Month, as required pursuant to Section 4.1;

“Transmission Administrator” means each Person appointed by the Lieutenant Governor in Council to act as the Transmission Administrator pursuant to Part 3 of the Act and any replacement thereof or successor thereto;

“Unit” means each of the generating units in the Plant described and specified in Schedule A as subject to this Arrangement;

“Unit Effective Term Completion Date” means the date on which this Arrangement ceases to apply to the operation of a Unit and is as specified in Schedule A;

“Unit Net Generation” means Unit Net Generation as that term is defined in the Pool Rules; and

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“Year” means each period commencing at 00:00 hours on the first Day of January and ending on 00:00 hours on the next anniversary of such Day.

1.2 Construction of Arrangement

In this Arrangement, unless otherwise expressly stated:

(a) references to “herein”, “hereto” “hereby”, “hereunder”, “hereof’ and similar expressions are references to this Arrangement and not to any particular Section, subsection or Schedule;

(b) references to “including” means including without limitation, and “includes” and other derivatives thereof shall have corresponding meanings;

(c) references to an “Article”, “Section” or “Schedule” are references to an Article, Section or Schedule of, or to, this Arrangement;

(d) words importing the singular shall include the plural and vice versa; words importing gender shall include the masculine, feminine and neuter genders, all as may be applicable by the context;

(e) any reference herein to any agreement or instrument, including this Arrangement, is a reference to it as varied, amended, modified, supplemented or replaced from time to time, and a reference to any Law is a reference to it as re-enacted, varied, amended, modified, supplemented or replaced from time to time; and

(f) the use of headings and the division of this Arrangement into articles is for convenience of reference only and shall not affect the construction or interpretation of this Arrangement.

1.3 Schedules

(a) The following Schedules, attached to this Arrangement, form part of this Arrangement:

Schedule A - Plant Description

Schedule B - Committed Capacity and Operating Characteristics

Schedule C - Capacity Payments

Schedule D - Availability Incentives Schedule E - Energy Payments

Schedule F - Excess Energy and Increased Capacity

Schedule G - System Support Services

Schedule H - Operating Characteristics Charges

Schedule I - Performance Monitoring

Schedule J - Dispatch Obligations and Protocols

Schedule K - Statements and Bills

Schedule L - Termination Payments

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Schedule M - Not used

Schedule N - Conventions and Units of Measurement

(b) In the event of a conflict between the provisions of the body of this Arrangement and the provisions of any Schedule, the provisions of the body of this Arrangement shall take precedence.

ARTICLE 2 ELECTRICITY AND SYSTEM SUPPORT SERVICES

2.1 Availability of Generation Services

(a) Throughout the Effective Term, the Owner shall make exclusively available to the Buyer the Committed Capacity of each Unit and shall sell to the Buyer, and the Buyer shall be entitled to purchase from the Owner, the Electricity up to the Committed Capacity of such Unit and the Buyer shall pay the Owner for the exclusive availability of the Committed Capacity of such Unit and the Electricity actually supplied by such Unit (net of any Plant Supply); all upon and subject to the terms and conditions of this Arrangement;

(b) Throughout the Effective Term, the Owner shall supply and exclusively make available to and sell to the Buyer, and the Buyer shall be entitled to purchase from the Owner, System Support Services from each Unit up to the Committed Capacity of such Unit; and the Buyer shall pay the Owner for the supply, exclusive availability and purchase of System Support Services from each Unit; all upon and subject to the terms and conditions of this Arrangement.

2.2 Excess Energy

Throughout the Effective Term, the Owner shall have the right to the benefit of Excess Energy from each Unit, and in the event any Excess Energy is produced, the Owner shall sell such Excess Energy through the Buyer, and the Buyer shall remit proceeds from the sale of any such Excess Energy to the Owner upon and subject to the terms and conditions of this Arrangement.

2.3 Increased Capacity

(a) No Increased Capacity shall be developed or implemented by the Owner for any Unit except in accordance with the provisions of Schedule F.

(b) Throughout the Effective Term, the Owner shall have the right to the benefit of any Increased Capacity of each Unit and may sell to the Buyer Electricity produced by such Increased Capacity; and the Buyer shall pay the Owner for any such Electricity actually supplied by each Unit, all upon and subject to the terms

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and conditions of this Arrangement and the terms applicable to such Increased Capacity established pursuant to Schedule F.

2.4 Sale of System Support Services

(a) Throughout the Effective Term, the Buyer shall, subject to the provisions of Section 2.4(b), be entitled to sell System Support Services available from each Unit to the Transmission Administrator or other Permitted Person. The Buyer shall ensure that any sale of System Support Services is consistent with the terms and conditions of this Arrangement and the Unit’s capability and Operating Characteristics as set forth in the Owner’s Availability Declarations and Operating Declarations, as revised from time to time in accordance with Schedule J.

(b) Prior to making any offer with respect to a System Support Service, in respect of a Unit, to the Transmission Administrator or other Permitted Person (other than those System Support Services specifically listed in Schedule G, Section G2.1) the Buyer shall seek confirmation from the Owner that the provision of such System Support Service is within the technical capability of the Unit and shall seek the Owner’s agreement to the provision of such System Support Service, such agreement not to be unreasonably withheld. Once the provision of an additional System Support Service has been agreed to between the Buyer and the Owner, a definition of that System Support Service (as reasonably agreed between the Buyer and the Owner) shall be added to, Section G1.1 “Definitions” of Schedule G and shall be added to the list of System Support Services included in Section G2.1 of Schedule G.

2.5 Number of Start Ups

(a) In respect of each Year of the Effective Term, the Buyer shall not be entitled to offer a Unit in such a way that the number of Equivalent Hot Starts exceeds the Equivalent Hot Starts Limit for such Unit for such Year;

(b) In respect of any Year of the Effective Term, the Buyer may make application to the Owner, by giving notice not later than two (2) Months prior to the commencement of such Year, to vary the number of Equivalent Hot Starts allowable for a Unit under this Arrangement. The Owner shall respond to the application not later than one (1) Month prior to the commencement of such Year, stating upon what reasonable terms it is prepared to agree to such application. The Buyer shall either accept or reject the Owner’s terms, by notice to the Owner given not later than ten (10) Days prior to the commencement of such Year. If the Buyer rejects the Owner’s terms or if the Buyer does not give such notice within the time permitted, the Buyer shall be deemed to have rejected the Owner’s terms and the provisions of Schedule E with respect to the number of Equivalent Hot Starts shall not be amended. If the Buyer accepts the Owner’s terms then the provisions of Schedule E shall be amended as necessary to give effect to such terms.

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2.6 Fuel Usage

(c) In the event that the Buyer anticipates that the Units will be dispatched in such a way as to consume less than the Required Minimum Coal Consumption (as set out in Article E6 of Schedule E) for a period of two (2) or more consecutive Years it will promptly notify the Owner and will provide the Owner with its reasonable estimate of the range of Unit dispatch over such period. The Owner, as soon as it is reasonably able, shall then propose a revised schedule of fixed and variable fuel charges reflecting the revised costs of mining at the lower level for the period, as soon as it is reasonably able. The proposal shall be supported by reports from one or more independent consultants generally accepted as skilled in the area of coal mining costs and economic analysis. The expense of such reports shall be shared equally by the Buyer and the Owner. Once the Buyer has agreed to the Owner’s proposal (such agreement not to be unreasonably withheld), Schedules C and E shall be revised to reflect the new terms.

2.7 Start Up Constraints

The Owner shall make every effort to comply with all Dispatch Instructions, but to the extent that there is a delay in the start of a Unit due to an inability to obtain the required volumes of natural gas due to transportation constraints as determined by the operator of the natural gas pipeline, the Owner shall not be assessed any penalties or charges under the provisions of Schedules D or H. The Owner shall proceed with starting the Units in the order in which the Dispatch Instructions are received.

ARTICLE 3 DELIVERY OF ELECTRICITY

3.1 Delivery of Electricity

The Owner will deliver and the Buyer will accept delivery of Electricity and System Support Services with respect to each Unit at the applicable Delivery Point in accordance with Dispatch Instructions.

3.2 Property and Risk

Property in and all risk relating to the Electricity and System Support Services delivered to the Buyer by the Owner pursuant to this Arrangement will pass from the Owner to the Buyer at the applicable Delivery Points. All responsibility of the Owner for the delivery of Electricity and System Support Services hereunder and all liability of the Owner with respect to the Electricity and System Support Services shall cease at the applicable Delivery Points.

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ARTICLE 4

PAYMENT FOR COMMITTED CAPACITY AND PRICE FOR ELECTRICITY

4.1 Payment and Price

For Electricity actually delivered to the Buyer by the Owner and for Committed Capacity made available to the Buyer by the Owner pursuant to this Arrangement, the Buyer shall pay the Owner the Monthly Capacity Payment, the Monthly Energy Payment, and the Monthly Excess Energy Payment, for each Month of the Effective Term, at the times provided for in Article 11. For any variance between Target Availability and Actual Availability, the Buyer shall pay to the Owner or the Owner shall pay to the Buyer, as the case may be, the Monthly Incentive Payment, for each Month of the Effective Term, at the times provided for in Article 11. For any degradation of Committed Operating Characteristics, the Owner shall pay to the Buyer the Monthly Operating Characteristic Penalty Payment for each Month of the Effective Term, at the times provided for in Article 11.

4.2 General Provisions Regarding Indices in Schedules

(a) If any index referred to in any Schedule ceases to be published or is otherwise unavailable for any reason, or is reasonably judged by the Parties no longer to represent a reasonable measure of inflation of the variable so indexed, the Parties shall promptly agree to a substitute for such index.

(b) If any index referred to in any Schedule is changed or modified in any way, including a change in the reference base used in the compilation of such index, then the Parties shall use such changed or modified index if the changes or modifications to such index are consistent with or produce results which are consistent with the intent of use of the original index; otherwise, use of such index shall be modified so that calculations based on such index shall produce as nearly as possible the same results as are consistent with the intent of use of the original index.

(c) If any index referred to in any Schedule is either not available at the time it is required or ceases to be published or is otherwise unavailable, pending it becoming available or being replaced with a substitute, as applicable, the Parties shall, on an interim basis, continue to use the last index used for that purpose.

(d) The Parties shall endeavor to promptly agree on any replacements or adjustments required by this Section 4.2.

(e) The Parties shall promptly make whatever adjustments to the Schedules to this Arrangement as are required to give effect to this Section 4.2. The Parties shall also promptly make whatever adjustments to payments as are required to give

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effect to this Section 4.2, with interest on such adjustments for the period requiring adjustment at the Interest Rate until paid.

(f) A changed or modified index or a substituted index shall be used for all calculations required to be made pursuant to this Arrangement from and after the time that the use of such changed, modified or substituted index has been agreed upon by the Parties. Such changed, modified or substituted index shall be linked to the previously used index so as to avoid retrospective adjustments and shall be used to measure inflation in a variable from the level of the variable at the time the previously used index was modified, changed or substituted.

4.3 Change in Law

(a) Subject to the provisions of this Section 4.3, this Arrangement shall be performed by the Parties from the Effective Date and throughout the Effective Term in accordance with any Change in Law.

(b) Subject to the provisions of this Section 4.3, the Owner shall be kept in the same financial position in respect of this Arrangement after giving effect to any Change in Law as it would have been had such Change in Law not occurred, and the amounts payable pursuant to this Arrangement shall be subject to adjustment for any Change in Law.

(c) If a Change in Law occurs which results in a net change in the Owner’s revenues, fixed costs or variable costs associated with the provision of Generation Services pursuant to this Arrangement, such changes resulting from such Change in Law shall be passed on to the Buyer, effective from the effective date of such Change in Law, as a change to amounts otherwise payable pursuant to this Arrangement by way of a change to the monthly payments between the Parties, if practical, or otherwise as a separate payment from the Buyer to the Owner or from the Owner to the Buyer, as the case may be, as necessary to keep the Owner in the same financial position in respect of this Arrangement, after giving effect to such Change in Law, as it would have been had such Change in Law not occurred. In the event of a change in the Owner’s revenues or costs, other than as allowed under this Arrangement, the Owner shall not be entitled to Change in Law protection under the terms of this Section 4.3 in respect of such changes in revenues or costs.

(d) Upon the occurrence of an event referred to in Section 4.3(c) above, the Owner will advise the Buyer as to the effect such Change in Law will have on the Owner’s revenues, fixed costs and variable costs of the provision of Generation Services, and payments between the Parties shall be adjusted accordingly on an interim basis. The Buyer shall have the right to conduct an audit of the Owner’s books and records to the extent necessary to verify the effect of such Change in Law.

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(e) Notwithstanding and in the event of any of the foregoing, the Owner shall take all reasonable steps as agreed to by the Buyer, and at the cost of the Buyer, to minimize to the fullest reasonable extent (after taking account of such cost) any decrease in revenues or increase in the fixed costs or variable costs resulting from a Change in Law.

(f) After the effect of a Change in Law is determined, the Parties shall promptly make whatever final adjustments to payments which had been made on an interim basis as are required to give effect to such Change of Law as of the effective date thereof in accordance with Section 4.3(c), with interest on such adjustments for the period requiring adjustment at the Interest Rate until paid.

(g) The Parties shall make such amendments to the Schedules to this Arrangement as are required to give effect to this Section 4.3.

(h) To the extent that either the Owner or the Buyer is unable to perform its obligations (save and except, in all cases either the Buyer’s or the Owner’s inability to pay amounts to the other required hereunder or to provide any performance security called for by this Arrangement or the Regulations) as a result of a Change in Law, such event shall be an event of Force Majeure for the purposes of Article 14.

(i) In the event that any Change in Law requires the Owner to comply with any metering or measurement legal requirements in respect of which it had previously been relieved (or substantially relieved) of its obligations by means of an exemption, derogation or dispensation granted by the appropriate authority, the Buyer shall be entitled to compensation for any additional costs it must bear under the terms of this Arrangement in accordance with the provisions of the Regulations.

(j) Notwithstanding any of the foregoing, to the extent that a Change in Law, after giving effect thereto and to this Section 4.3, could reasonably be expected to render continued performance by the Parties to this Arrangement for the balance of the Effective Term unprofitable to the Buyer in respect of a Unit, having taken account of any compensation entitlement under Section 4.3(i) or any amount due from the Balancing Pool, then the Buyer may terminate this Arrangement and shall not be liable for, nor entitled to any Termination Payment.

4.4 GST

(a) Notwithstanding any provision of this Arrangement, amounts payable pursuant to this Arrangement are exclusive of GST and each Party shall pay to the other, in addition to the amounts payable by this Arrangement, all GST properly exigible on such amounts.

(b) Each Party shall be a registrant and will continue to be a registrant in accordance with the provisions of the Excise Tax Act (Canada) from the Effective Date and for the Effective Term.

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(c) Each Party shall provide notice to the other of its GST registration number.

(d) If, as a consequence of a breach, modification or termination of this Arrangement:

(i) either Party is obliged to pay or forfeit an amount to or for the benefit of the other otherwise than as consideration to the Owner for the provision of Generation Services, or

(ii) a debt or obligation of either Party payable to the other is reduced or extinguished without payment on account of such debt or obligation

(the amount in 4.4(d)(i) or (ii) being referred to as the “Forfeiture Amount” for the purposes of this Section 4.4(d)), then the Party who is or was obliged in relation to the Forfeiture Amount shall pay to the other Party an amount in addition to the Forfeiture Amount such that the other Party will be entitled to the full benefit of the Forfeiture Amount after taking into account the payment of GST that it is obligated to remit to the Crown with respect to the Forfeiture Amount and such additional amount pursuant to Section 182(1) of the Excise Tax Act (Canada).

4.5 Pool Price

(a) In the event that the Pool Price ceases to be published by the Power Pool or is otherwise unavailable, or the method of determination of the Pool Price by the Power Pool is materially altered or the Pool Price is reasonably judged by the Parties no longer to represent a reasonable indication of the wholesale market price for electricity in Alberta, the Pool Price shall be replaced by a substitute, which is agreed upon by the Parties, that represents a reasonable indication of the wholesale market price for electricity in Alberta and any required amendments to this Arrangement shall be made.

(b) In the event that a substitute for the Pool Price has not been determined at the time it is required for the purpose of making any calculation under this Arrangement, the Parties, shall, on an interim basis, use the last available values of the Rolling Average Monthly Off Peak Pool Price or Rolling Average Monthly Peak Pool Price, as the context requires, for the purpose of making such calculations. Once the substitute for the Pool Price has been determined, the Parties shall promptly make whatever final adjustments to payments which had been made between them on an interim basis as are required to give effect to such substitute for the Pool Price as of the effective date thereof.

4.6 Continuing Obligation to Pay Monthly Capacity Payment

Except as expressly otherwise provided in this Arrangement, the Buyer shall not be relieved of its obligation to pay to the Owner the Monthly Capacity Payment in accordance with the provisions of this Arrangement in any event or circumstance or for any reason whatsoever including a failure by the Owner to provide Generation Services

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or the occurrence or continuance of any other default by the Owner in the observance or performance of its obligations under this Arrangement.

ARTICLE 5

OPERATION AND MAINTENANCE

5.1 Planned Outage Periods

(a) No later than 30 days prior to the start of the Effective Term and thereafter not later than 1st July of each Year, the Owner shall submit to the Buyer an initial schedule of the expected Planned Outage periods for the Units during each Year of the next Outage Cycle (the “Initial Outage Plan”) all as reasonably determined by the Owner in accordance with Good Operating Practice.

(b) The Buyer may request that any Initial Outage Plan be revised and shall provide the Owner with its proposal for alternative Planned Outage periods of the same duration.

(c) The Owner shall make reasonable efforts and act in good faith to accommodate the revisions to the Initial Outage Plan requested by the Buyer. The Owner may, acting reasonably, propose to the Buyer any terms under which it would be prepared to accommodate the changes requested by the Buyer and the Buyer may accept or reject those terms. Prior to the submission of the Final Outage Plan, the Owner shall discuss with the Buyer any proposed changes to the Initial Outage Plan.

(d) The Owner shall submit to the Buyer, not later than the first day of the Effective Term (in respect of the Outage Cycle commencing on the first Day of the Effective Term) or not later than 1st December (in respect of the all subsequent Outage Cycles), a revised form of the Initial Outage Plan (the “Final Outage Plan”) that incorporates any changes that the Owner reasonably considers are necessary, including any changes agreed to between the Buyer and the Owner as described above.

(e) The Owner shall use all reasonable efforts to comply with the Planned Outage periods and activities specified for the first Year of each Final Outage Plan. The Owner shall use all reasonable efforts to give the Buyer 30 days prior notice of the commencement of each Planned Outage. If it proves to be not reasonably possible to give the Buyer such notice, the Owner shall give the Buyer as much notice of the start of a Planned Outage as it reasonably can.

(f) In the preparation of each Initial Outage Plan, the Owner shall make all reasonable efforts to specify Planned Outage periods and activities for the first Year and second Year of the Outage Cycle that correspond with those, respectively, specified for the second Year and the third Year covered by the Final Outage Plan of the preceding Outage Cycle.

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(g) Nothing in the requirements set out in this Section 5.1 shall relieve the Owner of the obligation promptly to inform the Buyer of any material changes to the Outage Plan.

5.2 Interruption of Supply

The Owner shall have the right to interrupt the provision of Generation Services from any Unit at any time to the extent necessary to safeguard life, property or the environment, or to the extent reasonably necessary to conduct preventative maintenance to safeguard life, property or the environment, whether such interruption is caused by an event of Force Majeure or otherwise. To the extent and as soon as may be practicable, the Owner shall: (i) limit the duration of such interruptions, and (ii) other than upon the occurrence of an event of Force Majeure, give notice to the Buyer of its intention to interrupt the provision of Generation Services. The provisions of Schedules D and H shall continue to apply in the event the Owner interrupts the provision of Generation Services pursuant to this Arrangement.

5.3 Offers from Units

With respect to each Unit, the Buyer shall be entitled to offer the Capacity and Electricity available to it under this Arrangement to the Power Pool or other Permitted Person and the System Support Services available to it under this Arrangement to the Transmission Administrator or other Permitted Person. Such offers and the provision of Electricity and System Support Services will be in accordance with Pool Rules, TA Agreements, applicable Laws and the dispatch protocols set forth in Schedule J.

5.4 Suspension of Transmission

If any condition arises on the IES or any other relevant transmission or distribution network that has or may have a serious adverse effect on any Unit, Plant or Generating Station, including the generation of harmonic frequencies, frequency fluctuations, voltage fluctuations, transmission system faults, or voltage or power factor levels outside those permitted by TA Agreements or pursuant to any approved tariff of the Transmission Administrator, the Owner may suspend provision of Generation Services from any Unit in whole or in part until a reasonable period after the condition has subsided and such shall constitute an event of Force Majeure under this Arrangement.

ARTICLE 6

EFFECTIVE DATE AND TERM

6.1 Effective Date and Term

This Arrangement shall be effective as of the Effective Date, and subject to any earlier termination in accordance with the provisions of this Arrangement, shall remain in effect

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until the end of the Effective Term and shall apply to the operation of a Unit until the Unit Effective Term Completion Date for such Unit.

ARTICLE 7

OBLIGATIONS

7.1 Connection

The Owner shall take all reasonable steps to keep the Units connected to the IES at the Delivery Points at all times during the Effective Term and to provide Generation Services that comply, as to their electrical characteristics, with the operating rules and interconnection standards required pursuant to any TA Agreements or pursuant to any approved tariff of the Transmission Administrator, and otherwise as required by applicable Laws.

7.2 General Obligations

(a) Without limitation on, and in addition to, any of the specific obligations of the Owner hereunder, the Owner shall at all times during the Effective Term do all things necessary to assure performance by it of its obligations herein, operate and maintain the Units and the Plant in accordance with Good Operating Practice so as to guard against diminutions and interruptions in the supply of Electricity and System Support Services to the Buyer and shall cause such diminutions and interruptions to be terminated with all reasonable dispatch. Such actions by the Owner shall include entering into and maintaining any necessary TA Agreements and, in the usual and ordinary course, complying with applicable Laws and refraining from doing anything or entering into any agreement or arrangement which could reasonably be expected to materially adversely affect the Owner’s ability to perform its obligations hereunder.

(b) Without limitation on, and in addition to, any of the specific obligations of the Buyer hereunder, the Buyer shall at all times during the Effective Term do all things necessary to assure performance by it of its obligations herein including entering into and maintaining any necessary TA Agreements and Pool Participant Agreements, and in the usual and ordinary course, complying with applicable Laws and refraining from doing anything or entering into any agreement or arrangement which could reasonably be expected to materially adversely affect the Buyer’s ability to perform its obligations hereunder.

7.3 Prudential Requirements of Buyer

(a) Throughout the Effective Term, the Buyer shall maintain, to the reasonable satisfaction of the Owner, as continuing security for its obligations to the Owner under this Arrangement, a bank guarantee, irrevocable letter of credit or other security in or for an amount equal to or greater than 2.5 times the amount defined in Section 7.3(b).

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(b) In respect of each six (6) Month period starting on the 1st of January and the 1st of July respectively of each Year, other than the first such six (6) Month period of the Effective Term, the amount referenced in Section 7.3(a) shall be determined as the highest Total Monthly Payment amount (calculated on the basis that all Units had been available at their Target Availability, had been dispatched and operated at 90% of this level and one cold Start Up of each Unit had been performed) that would have been due to the Owner from the Buyer in respect of any of the previous six (6) Months. For the first six (6) Months of the Effective Term, the amount referenced in Section 7.3(a) shall be determined as an estimate of the Total Monthly Payment amount (calculated on the basis that all Units will be available at their Target Availability, will be dispatched and operated at 90% of this level and one cold Start Up of each Unit will be performed) in respect of the first Month of the Effective Term.

(c) In the event that the Buyer is required to replace, or desires to replace, any bank guarantee, irrevocable letter of credit or other security referred to in Section 7.3(a), or in the event that any such bank guarantee, irrevocable letter of credit, or other security is due to expire, the Buyer shall replace such bank guarantee, irrevocable letter of credit or other security in accordance with the reasonable direction of the Owner such that the Owner’s risk shall not be increased as a result of the replacement of any such bank guarantee, irrevocable letter of credit, or other security, or the mechanism pursuant to which such replacement is carried out. In the event that the Buyer has not demonstrated to the reasonable satisfaction of the Owner within five (5) Business Days of the date that any existing bank guarantee, irrevocable letter of credit or other security is to expire, that arrangements for its renewal or replacement have been made, the Owner shall be entitled to call upon such bank guarantee, irrevocable letter of credit or other security and shall be entitled to hold the proceeds of same as replacement security in a segregated account until such time as the Buyer has renewed or replaced such bank guarantee, irrevocable letter of credit or other security to the reasonable satisfaction of the Owner at which time the Owner shall return such proceeds to the Buyer unless the Buyer has defaulted in making payment to the Owner in which case the Owner may use such proceeds to satisfy the indebtedness of the Buyer to it.

7.4 Cost Savings

(a) If, during the Effective Term of this Arrangement, a decision is taken that the Whitewood Mine should be closed, either the Owner or the Buyer may, within 60 days of such decision, request the commissioning of an independent study (the “Mine Study”) to be carried out with respect to the potential saving that could be realized from the deployment of the Marion 8200 Dragline (together with its associated equipment), presently located at the Whitewood Mine, at the Highvale Mine.

(b) The other Party may agree on the possibility and level (if positive) of cost savings, in which case the proposed changes shall be implemented and the Parties

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shall be compensated as set out hereunder. Lacking such agreement, the study the Mine Study shall be commissioned and undertaken by an independent and reputable mining engineering consultant, generally accepted as skilled in the area of coal mining equipment deployment, agreed to by both Parties. The Mine Study shall provide an ex ante forecast of all annual fixed (those costs which are constant regardless of the level of coal production) and variable (those costs which vary with the level of coal production) cost savings that would be expected to be achieved by the deployment of the Marion 8200 Dragline at the Highvale Mine for each Year remaining in the Arrangement at the time the Mine Study is undertaken. An indexation mechanism shall be determined for the fixed coal costs and the variable coal costs set out in the Mine Study. All cost savings would be calculated using then existing costs as the base numbers. In calculating such savings, the Mine Study shall incorporate a forecast of total coal production at the Highvale Mine in each Year then remaining in the term of the Arrangement, such forecast to be developed by agreement or a mutually acceptable independent expert generally accepted as skilled in the area of coal production.

(c) The Parties shall co-operate in the carrying out of the Mine Study and take all necessary reasonable steps to ensure that it is completed in a timely way.

(d) In the event that no potential savings are identified by the Mine Study or any savings which are identified are not material in the opinion of the consultant preparing the Mine Study, the full cost of the Mine Study shall be borne by the Party which requested it but in all other cases the Mine Study shall be paid for by the Owner and the first call on any savings in mining costs shall be used to pay the Owner’s costs in respect of the Mine Study.

(e) If the forecast savings are material, they shall be shared equally by the Owner, as to one half, and the group consisting of each buyer or holder of a power purchase arrangement, financial instrument or financial settlement pursuant to Part 4.1 of the Act with respect to the Keephills plant and the Sundance plant, or any part thereof, as to the other half, using the ex-ante forecasts of fixed cost savings and variable cost savings contained in the Mine Study and not the actual results achieved in each Year. Each such buyer’s or holder’s share shall be pro-rata to the sum of all of its Deemed Annual Coal Consumption (ACUuy), as determined in Schedule E in respect of the latest Year for which such values have been determined or, in respect of the first Year of the Effective Term, the values of ACUuy that would have been determined if the Units were dispatch at their Target Availabailities (TAuy), all calculated in accordance with the power purchaser arrangement, financial instrument or financial settlement applicable to such buyer or holder

(f) At the commencement of each Year following the release of the Mine Study, the Owner shall prepare a bona fide estimate of the total cost savings which are expected for such Year and provide such figure to the Buyer. The Buyer shall thereupon be entitled to deduct its proportionate share of such amount by way of 12 equal installments from each of the monthly payments it makes to the Owner

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in such Year. Within 60 days after the end of such Year, the Owner shall calculate the total cost savings in accordance with the mechanism set out in Section 7.4(g) and whatever adjustment is required so that the Parties shall share those total cost savings as set out in Section 7.4(e), shall be paid forthwith by the Party owing such adjustment payment.

(g) The mechanism for calculating the total cost savings for a Year is as follows:

(i) The quantum of the fixed costs savings for such Year shall be equal to the ex-ante forecast of fixed savings identified in the Mine Study for such Year.

(ii) The quantum of the variable cost savings for such Year shall be calculated by adjusting the quantum of the ex-ante forecast identified in the Mine Study for such Year by the following formula:

variable cost savings = quantum of ex ante variable forecast of cost savings x (Actual production/Expected production)

where:

Actual production = the actual coal production for such Year (expressed in tonnes); and

Expected production = the coal production for such Year as set out in the Mine Study (expressed in tonnes).

(iii) The fixed cost savings determined in accordance with Section 7.4(g)(i) shall be escalated to such Year using the same indexation mechanism determined for the fixed cost savings in the Mine Study. The variable cost savings determined in accordance with Section 7.4(g)(ii) shall be escalated to such Year using the same indexation mechanism as determined for the variable coal costs in the Mine Study.

(iv) The sum of the fixed cost savings and variable cost savings, as escalated in accordance with Section 7.4(g)(iii), equals the total cost savings for the Year.

ARTICLE 8 COSTS

8.1 Change in Costs

In the event of a change to any Pass Through Cost, the Owner shall provide the Buyer with written evidence of such change.

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8.2 Owner’s Obligation

The Owner shall use reasonable efforts to obtain the lowest possible cost, with respect to any Pass Through Cost items, having regard to Good Operating Practice.

ARTICLE 9 INSURANCE

9.1 Insurance Coverage

(a) The Owner shall, at all times during the Effective Term, hold property (including boiler and machinery) insurance and commercial general liability insurance in respect of the Units and the Plant. Notwithstanding the requirements of Section 8.2, the Owner shall make all reasonable efforts to procure such insurance on the best financial terms available to it having regard to the totality of its insurance requirements for all its business operations. The terms in respect of, but not limited to, exclusions and coverage limits of the insurance coverage that the Owner is required to hold pursuant to this Section 9.1, shall not be materially different in terms of coverage or exclusions to those in the policies held by the Owner in force as at 9 July 1999, with the exceptions that:

(i) the deductible with respect to each property damage occurrence shall be not less than $250,000 (indexed in respect of each year of the Effective Term by the year over year change in the Consumer Price Index taking the value published in respect of December 1998 as a base value); and

(ii) the insurance coverage limits applicable in each year shall be indexed by the year over year change in the Consumer Price Index taking the value published in respect of December 1998 as a base value.

(b) The annual premiums incurred by the Owner in respect of such insurance coverage shall be allocated to each Unit in accordance with the provisions of this Section 9.1.

(c) Not later than each anniversary of the first day of the Effective Term, the Owner shall, acting reasonably, as part of its obligation to determine the Monthly Capacity Payment in accordance with Schedule C, determine the total insurance premiums that are to be allocated to all of the units (other than hydro units) it owns that:

(i) were subject to a power purchase arrangement or financial settlement pursuant to Part 4.1 of the Act, as at the first day of the Effective Term; and

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(ii) have not been decommissioned (whether or not any power purchase arrangement or financial settlement pursuant to Part 4.1 of the Act is still in effect with respect to these units).

(d) The units identified in (c) above are herein defined as the “Candidate Units”. Each of the Units shall be allocated a pro-rata share of the insurance premiums referenced in 9.1(c) above based upon its Committed Capacity as a proportion of the committed capacity (as defined in the power purchase arrangement or financial settlement pursuant to Part 4.1 of the Act) of all of the Candidate Units. For the purposes of this calculation, a Candidate Unit in respect of which no power purchase arrangement or financial settlement is in effect at the time such calculation is made shall be considered to have a committed capacity equal to the committed capacity that it had as at the day before such power purchase arrangement or financial settlement ceased to apply to that unit. The pro-rata share of the insurance premiums for each of the Units as calculated above shall be incorporated into the Monthly Capacity Payment in accordance with Schedule C.

(e) In the event that the insurance specified in Section 9.1(a) is not available, the terms (including those with respect to exclusions, limits, and deductibles) of available insurance are materially different from those specified in Section 9.1(a) or any circumstance has changed which reasonably alters the need for the type, level or terms of the coverage specified in Section 9.1(a), the Owner may, acting reasonably and in accordance with Good Operating Practice, modify the type, level or terms of the insurance coverage to be held by the Owner with respect to the Units and the Plant and the provisions of this Section 9.1 shall apply mutatis mutandis.

(f) The Owner shall provide the Buyer or the Balancing Pool with certificates of insurance evidencing the insurance required by this Section 9.1 as the Buyer or the Balancing Pool may from time to time reasonably request.

9.2 Insurance Proceeds

If a Unit is totally or partially destroyed and if the Owner is required pursuant to the terms of Section 15.1 to repair, replace, rebuild or restore the Unit, the Owner shall use the proceeds of the insurance referred to in Section 9.1 together with such other amounts as may be necessary to meet such obligations.

ARTICLE 10 MEASUREMENT

10.1 Installation of Meters

Throughout the Effective Term, the Owner shall provide for the operation and maintenance of such measuring equipment, devices and materials (“Measuring Equipment”) as are required to measure Electricity delivered to the Buyer, all in

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accordance with Good Operating Practice, all applicable Laws (unless the Owner is relieved of some or all of its obligations pursuant to any Law by the Governmental Authority responsible for the administration of such Law) and as reasonably approved by the Buyer. The location of such Measuring Equipment will be as shown on the diagrams in Schedule A or such other place as reasonably determined by the Owner, from time to time, after notice to the Buyer. All meters shall be sealed in an approved fashion by the Owner. The Owner shall give the Buyer reasonable notice of, and the Buyer shall have the right to observe, any such application of seals. No seals shall be applied in the absence of the Buyer unless the aforesaid reasonable notice has been given to the Buyer.

10.2 Inspection of Meters

The Buyer shall be granted reasonable access during normal business hours to inspect or read the Measuring Equipment.

10.3 Testing of Meters

(a) The testing, calibration, adjustment, and, if necessary, replacement of the Measuring Equipment pursuant to this Article 10 shall be carried out by the Owner, at its expense, in accordance with Good Operating Practice and all applicable Laws and in any case at least once every 18 Months. The Owner shall give the Buyer reasonable notice of, and the Buyer shall have the right to observe, any such testing, calibration, and adjustment. In no event and at no time shall any seals on any meters be broken in the absence of the Buyer unless the reasonable notice aforesaid has been given to the Buyer. The Owner shall provide to the Buyer written records of the results of any such test within fifteen (15) Days of the completion of the test.

(b) If at any time, and from time to time, the Buyer provides the Owner with a request in writing that the Owner verify that the accuracy of the Measuring Equipment is within the acceptable margins of error set out in Schedule A (or, if not set out therein, the acceptable margins of error required by the applicable standards) and includes with that request evidence reasonably satisfactory to the Owner that the Measuring Equipment is potentially inaccurate:

(i) the Owner shall test the Measuring Equipment;

(ii) if upon testing the Measuring Equipment is found to be true and accurate within the acceptable margins of error set out in Schedule A (or, if not set out therein, the acceptable margins of error required by the applicable standards), the Buyer shall reimburse the Owner for the cost of such testing; if such Measuring Equipment is not found to be true and accurate within such acceptable margins of error, the Owner, at its expense, shall calibrate, adjust or replace such Measuring Equipment, as determined by the Owner, and shall bear the costs of such testing; and

(iii) the Buyer and the Owner shall co-operate to allow the Owner to operate the Units in a manner that facilitates the testing.

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(c) The Owner’s obligations under Section 10.3(b)(i) are without limitation to the Owner’s entitlement to verify the Measuring Equipment at any time and from time to time on its own initiative and at its own cost.

(d) If, as a result of any testing conducted pursuant to Sections 10.3(b) or 10.3(c) the Measuring Equipment is not found to be true and accurate within the acceptable margins of error set forth in Section 10.3(b)(ii), the Parties shall endeavor to reach an agreement as to the estimated period of inaccurate measurement, the amount of Electricity delivered during such period and as to any consequent adjustment of accounts required between the Parties, and any such adjustments shall bear interest at the Interest Rate for such period of inaccurate measurement and until paid. Any adjustment of accounts shall only be given effect to if, and to the extent that, the Buyer is required to adjust accounts in respect of the same inaccuracies with the Power Pool or Transmission Administrator. The Buyer shall promptly determine and advise the Owner if the same inaccuracies exist in relation to the Power Pool or the Transmission Administrator. At the request of the Owner, the Buyer shall expeditiously and diligently pursue an adjustment of accounts in respect of any inaccuracies with the Power Pool or the Transmission Administrator, as the case may be.

10.4 Pool Reports

Throughout the Effective Term, the Buyer shall authorize the Pool Administrator to issue to the Owner in respect of each Production Period a version of the draft Pool Statement and the final Pool Statement (both as defined in the Pool Rules and in accordance with the dates laid down in the Pool Rules) in respect of the Unit, save that the Pool Statements will give only the amount of electric energy supplied to or through the Pool (which amount shall include any Direct Sales) in respect of the Unit (such amount being the Unit Net Generation) and the Pool Price.

ARTICLE 11 STATEMENTS AND PAYMENTS

11.1 Delivery of Bills and Payments

For each Month during the Effective Term, the Owner shall prepare and render to the Buyer the Metering and Operational Statement, the Monthly Billing Background Statement, and the Monthly Billing Financial Statement for such Month. The Owner shall issue a preliminary Monthly Billing Statement no later than the later of ten (10) Days after the end of such Month or three (3) Business Days after the Pool Administrator has delivered a draft Pool Statement to the Owner. The Owner shall issue a final Monthly Billing Statement no later than the later of fifteen (15) Days after the end of such Month or three (3) Business Days after the Pool Administrator has delivered a final Pool Statement to the Owner under the Pool Rules for the preceding Month. If either of the Pool Statements referenced in this Section 11.1 ceases to be published then, in respect of

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the Monthly Billing Statement for which the draft Pool Statement ceases to be available, the issue dates shall be no later than ten (10) Days after the end of such Month (for a preliminary Monthly Billing Statement) and no later than fifteen (15) Days after the end of such Month (for a final Monthly Billing Statement).

11.2 Contents of the Bill

The Monthly Billing Statements shall, set forth the information for the Month during the Effective Term to which it pertains as defined in Schedule K together with such other information as the Buyer reasonably requires to verify the statements.

11.3 Payment Date

The Parties agree that the total amount payable in the Monthly Billing Statements shall be due and payable by the Buyer or the Owner, as the case may be, not later than the Pool Settlement Date (or, should such date cease to be published, the 20th Business Day following the end of the Month), and in the event the total amount payable is not paid in full by that date the balance of the total amount payable shall bear interest from and after that date at the Default Interest Rate, until paid. Payments due and owing hereunder shall be paid by wire transfer or electronic funds transfer to a bank account designated by the Party to receive such payments. Payment shall be made within the time set out in this Section 11.3 notwithstanding any dispute between the Parties.

11.4 Error in Billing Statement

In the event that an error is found in any Monthly Billing Statement rendered, the necessary adjustment, together with interest on the amount of such adjustment at the Interest Rate, shall be made in the next Monthly Billing Statement.

11.5 Pool Restatements

In the event that an error is found in any Pool Statement rendered, the necessary adjustment, together with interest on the amount of such adjustment at the Interest Rate, shall be made in the next Monthly Billing Statement.

11.6 Pool Statement Disputes

Subject to the Buyer’s obligation to make payment in Section 11.3, all payments between the Parties shall be adjusted as and when necessary, together with interest thereon at the Interest Rate whenever it is appropriate to do so having regard to the resolution of any disputes between the Buyer and the Power Pool relating to any Pool Statement.

11.7 Participation by Owner

In the event of a dispute between the Buyer and the Power Pool relating to the Pool Statements that may affect the amount payable by one Party to the other Party under this Arrangement, the Buyer shall take all reasonable steps to allow the Owner to participate in the resolution of any such dispute, and the Buyer shall not agree to resolve such

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dispute without the prior agreement of the Owner (such agreement not to be unreasonably withheld).

11.8 Annual Capacity Statement

Each Year, as soon as is reasonably practical, the Owner shall prepare and deliver to the Buyer the Annual Capacity Statement.

ARTICLE 12 OPERATING CHARACTERISTICS

12.1 Changes in Operating Characteristics

All changes to the Operating Characteristics of the Units shall be communicated by the Owner to the Buyer in accordance with Schedule H. Changes to such Operating Characteristics (other than in respect of a Settlement Period in which a Party’s obligation to perform or comply with an obligation under this Arrangement with respect to the Operating Characteristics is suspended pursuant to Section 14.1 or Section 2.7) shall give rise to the payment to the Buyer by the Owner of the amounts determined in accordance with the provisions of Schedule H.

ARTICLE 13 LIABILITY AND INDEMNIFICATION 13.1 Indemnification

(a) Each Party (each an “Indemnitor”) shall indemnify and hold harmless the other Party and such other Party’s Affiliates, directors, officers, partners, employees, contractors, subcontractors, agents and representatives thereof (individually and collectively called an “Indemnitee”) from and against all losses, damages and liabilities suffered by the Indemnitee and all judgments, fines, penalties, charges, settlement amounts, costs, expenses and reasonable legal fees (on a solicitor and own client basis, including reasonable disbursements) incurred by the Indemnitee in connection with any causes of action, action, claim, suit, inquiry, proceeding, investigation or appeal therefrom, arising in connection with the acts or omissions to act of such Indemnitor which are a result of such Indemnitor’s fault, negligence, or breach of its obligations under this Arrangement.

(b) In the event that any Indemnitee desires to assert its right to indemnification from an Indemnitor required to indemnify such Indemnitee under this Section 13.1, the Indemnitee shall give the Indemnitor prompt notice of the claim giving rise thereto (a “Claim”), which shall describe the Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the indemnifiable loss that has been or may be sustained by the Indemnitee. The failure to promptly notify the

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Indemnitor hereunder shall not relieve the Indemnitor of its obligations hereunder, except to the extent that the Indemnitor is actually and materially prejudiced by the failure to so notify promptly.

(c) The Indemnitor shall have the right to participate in or, by giving written notice to the Indemnitee to elect to assume the defence of a Claim in the manner provided in this Section 13.1 at the Indemnitor’s own expense and by the Indemnitor’s own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defence.

(d) In the event the Indemnitor desires to assume the defence of a Claim, it shall deliver to the Indemnitee written notice of its election within 30 Days following the Indemnitor’s receipt of the Indemnitee’s notice of such Claim. Until such time as the Indemnitee shall have received such notice of election, it shall be free to defend such Claim in any reasonable manner it shall see fit and in any event shall take all actions necessary to preserve its rights to object to or defend against such Claim and shall not make any admission of liability regarding or settle or compromise such Claim. If the Indemnitor elects to assume such defence, it shall promptly reimburse the Indemnitee for all reasonable expenses theretofore incurred by it in connection with such Claim but it shall not be liable for any legal expenses incurred by the Indemnitee in connection with the defence thereof subsequent to the time the Indemnitor commences to defend such Claim.

(e) Without the prior consent of the Indemnitee, the Indemnitor shall not make any admission of liability regarding or enter into any settlement or compromise of or compromise any Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to full indemnification hereunder or for which the Indemnitee has not been fully released and discharged from further liability or obligations. Similarly, the Indemnitee shall not make any admission of liability regarding or settle or compromise such Claim without the prior consent of the Indemnitor. If a firm offer is made to settle a Claim without leading to liability or the creation of a financial or other obligation of the part of the Indemnitee for which the Indemnitee is not entitled to full indemnification hereunder or for which the Indemnitee has not been fully released and discharged from further liability or obligations, and the Indemnitor desires to accept and agree to such offer, the Indemnitor shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within 5 Days after receipt of such notice or such shorter period as may be required by the offer to settle, the

Indemnitor may continue to contest or defend such Claim and, in such event, the maximum liability of the Indemnitor in relation to such Claim shall be the amount of such settlement offer, plus reasonable costs and expenses paid or incurred by the Indemnitee up to the date of such notice.

(f) The Indemnitee shall use all reasonable efforts to make available to the Indemnitor or its representatives all books, records, documents and other materials and shall use all reasonable efforts to provide access to its employees

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and make such employees available as witnesses as reasonably required by the Indemnitor for its use in defending any Claim and shall otherwise co-operate to the fullest extent reasonable with the Indemnitor in the defence of such Claim. The Indemnitor shall be responsible for all reasonable expenses associated with making such books, records, documents, materials, employees and witnesses available to the Indemnitor or its representatives.

(g) The right of any Indemnitee to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by contract or as a matter of law or equity and shall extend to its or his heirs, successors, assigns and legal representatives.

(h) If the Indemnitor has undertaken the defence of a Claim and:

(i) if there is a reasonable expectation that such Claim may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments, or the Indemnitee or Indemnitees may have legal defences available to it or them that are different from or additional to the defences available to the Indemnitor; then the Indemnitee shall have the right, at its own cost and expense, to defend such Claim; and

(ii) if the Indemnitor shall not have employed counsel reasonably satisfactory to the Indemnitee, the Indemnitee shall nevertheless have the right, at its own cost and expense, to defend such Claim.

13.2 Consequential Loss

Notwithstanding any other provision of this Arrangement, neither Party shall be liable to the other Party or its Affiliates, directors, officers, partners, employees, contractors, subcontractors, agents and representatives thereof for any reason (including negligence on the part of the first Party or any Person for whose acts it is responsible, and howsoever a head of damage may be formulated) in respect of any consequential or indirect damages of any nature whatsoever including loss of use, loss of revenue, loss of profit, loss of contract or loss of goodwill or any other loss or damage of an indirect or consequential nature suffered by the other Party or its Affiliates, directors, officers, partners, employees, contractors, subcontractors, agents and representatives thereof in connection with this Arrangement other than as specifically provided for in Schedules D, H and K to this Arrangement.

13.3 Compensation for Failure to Provide Generation Services

The Buyer shall be fully compensated for any failure by the Owner for any reason whatsoever to provide Generation Services to the Buyer in accordance with this Arrangement, including any degradation whatsoever in the Committed Operating Characteristics of the Units for any reason, through the Monthly Incentive Payments and the Monthly Operating Characteristics Penalty Payments. Accordingly, payment of the Monthly Incentive Payment and the Monthly Operating Characteristics Penalty Payment shall be the sole and exclusive remedy for any such failure by the Owner and the Buyer

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shall not be entitled to make any other claim against the Owner including a claim under Section 13.1, and shall not have any other remedy at law or in equity, for any losses, costs, expenses, damages or other liabilities of any nature or kind that may be incurred or suffered by the Buyer in connection with any such failure, and notwithstanding any other provision of this Arrangement, the Owner shall not be in default under this Arrangement in connection with any such failure unless such failure results from the Owner’s willful act or omission.

13.4 Duty to Mitigate

Each Party has a duty to mitigate damages and shall use all reasonable efforts to minimize any losses, costs, expenses, damages or other liabilities it may incur as a result of the other Party’s performance or non-performance of this Arrangement, but for greater certainty, neither Party shall have any duty to mitigate damages or losses for which this Arrangement provides specific compensation by way of the Monthly Incentive Payments, Monthly Operating Characteristics Penalty Payments or any Termination Payments unless otherwise stated.

ARTICLE 14 FORCE MAJEURE

14.1 Relief for Force Majeure

If either Party is unable, wholly or in part, to perform or comply with any obligation hereunder, and if such inability shall have been occasioned by or as a consequence of any event of Force Majeure, the obligations of such Party, insofar only as its obligations are affected by the event of Force Majeure, shall be suspended for so long as the event of Force Majeure continues to prevent the performance of or compliance with such obligation and for such time thereafter as such Party may reasonably require to fulfill such obligation.

14.2 Notice and Efforts to Continue

If either Party relies on the occurrence of an event of Force Majeure as a basis for claiming suspension of an obligation under this Arrangement, such Party shall:

(a) provide prompt notice to the other Party and the Balancing Pool of the event or condition being relied upon as an event of Force Majeure, including its expected duration and the probable impact on the performance of or compliance with its obligations hereunder;

(b) exercise all reasonable efforts to continue to perform or comply with its obligations hereunder;

(c) exercise all reasonable efforts to mitigate or limit the effect of the event of Force Majeure; and

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(d) provide prompt notice to the other Party and the Balancing Pool upon the cessation of the event of Force Majeure.

14.3 Labour Disturbances

Notwithstanding any other provision of this Arrangement, the settlement of strikes, lockouts or other labour disputes or industrial disturbances shall be entirely within the discretion of the Party involved therein and that Party may make settlement thereof at such time and on such terms and conditions as it may deem to be appropriate and the failure to make such a settlement shall constitute a cause beyond the reasonable control of that Party.

14.4 Effect of Force Majeure

During any period in which the Owner’s obligations to perform or comply with an obligation under this Arrangement are suspended pursuant to Section 14.1, the Monthly Capacity Payment shall be reduced as provided for in Schedule C to reflect the availability of Committed Capacity of each Unit during such Month. The Owner shall be entitled to payment from the Balancing Pool of the difference, if any, between the Provisional Capacity Payment and the Monthly Capacity Payment for such Month.

14.5 Buyer’s Force Majeure

During any event existing on the IES which is caused by any event or occurrence of the character herein defined as constituting Force Majeure, and which renders the Buyer unable, in whole or in part, to take delivery of Electricity (and for the purposes of calculations made in the Schedules to this Arrangement such an event shall be classified as an event of Force Majeure), the Monthly Capacity Payment for a Month shall be reduced as provided for in Schedule C to reflect such inability of the Buyer and the provisions of Section 14.4 shall apply mutatis mutandis.

14.6 Termination for Force Majeure

Subject to Section 15.4, but notwithstanding any other provision of this Arrangement, if an event of Force Majeure relieves the Owner of all or substantially all its obligations to make available Committed Capacity or to deliver Electricity and System Support Services from any Unit hereunder:

(a) for any period of six (6) consecutive Months; or

(b) where both Parties agree that such Force Majeure event will have such an effect for six (6) consecutive months; or

(c) where both Parties agree that such Force Majeure event will have such an effect beyond the end of the Effective Term;

then the Buyer may terminate this Arrangement in whole but not in part.

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ARTICLE 15 DESTRUCTION OF UNIT

15.1 Total or Partial Destruction

If any Unit or the Plant is totally or partially damaged or destroyed by any cause whatsoever, the Owner shall, notwithstanding any other provision of this Arrangement, promptly inform the Buyer, in writing, of such event. In addition the Owner shall, as soon as it is reasonable inform the Buyer of the likely period for which such Unit or the Plant will be unavailable for operation. The Owner shall repair, replace, rebuild or restore such Unit or the Plant with all reasonable diligence consistent with Good Operating Practice to at least as good condition or state of repair as it was prior to that damage or destruction; provided that if this Arrangement is terminated in whole or in part under the terms of Sections 15.2 or 15.3, then the Owner shall not be obligated to repair, replace, rebuild or restore such Unit or the Plant. In the event that this Arrangement is not terminated in respect of such Unit, the Owner shall regularly report to the Buyer, in writing, of the progress of the repair work, including an estimate of when the work will be completed .

15.2 Owner’s Termination for Destruction

(a) If any Unit or the Plant identified under the terms of Section 15.1 is damaged or destroyed to such an extent that a Unit or the Plant is incapable of generating Electricity and the Owner reasonably determines, after taking into account the age and condition of such Unit or the Plant, that such Unit or the Plant, as the case may be, cannot be economically repaired, replaced, rebuilt or restored (taking into account both the Owner’s and the Buyer’s expected future income from the repaired, replaced, rebuilt or restored Unit or Plant and the cost thereof, net of any insurance proceeds), it shall, by giving written notice to the Buyer and the Balancing Pool within sixty (60) Days after such damage or destruction has occurred, inform the Buyer and the Balancing Pool of the Owner’s determination and seek the Buyer’s agreement to this determination. Termination in respect of less than the whole Plant shall additionally require the agreement of the Balancing Pool if the Balancing Pool is to pay a termination amount in accordance with Schedule L.

(b) If the Buyer and, if the Balancing Pool’s agreement is required, the Balancing Pool agree with the Owner’s determination or fail to dispute the determination within ten (10) Business Days after notice of the determination is given, this Arrangement will immediately terminate in respect of such Unit or the Plant as the case may be.

(c) If the Buyer (or, as the case may be, the Balancing Pool) disputes the Owner’s determination within such ten (10) Business Days, the dispute shall be resolved in accordance with Article 19 (which determination shall be binding upon the Balancing Pool in respect of termination for less than all of the Units).

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(d) If a dispute arises between the Owner and the Balancing Pool with respect to the Owner’s determination to terminate and it is determined pursuant to Article 19, taking into account the factors referred to in this Section 15.2, that such Unit or Units, as the case may be, can be economically repaired, replaced, rebuilt or restored, the Owner, by way of notice to the Buyer and the Balancing Pool (within ten (10) Days of resolution of such dispute pursuant to Article 19), shall have the opportunity to withdraw its determination with respect to less than all of the Units in which case this Arrangement will not terminate.

(e) If it is determined pursuant to Article 19, taking into account the factors referred to in this Section 15.2, that such Unit or the Plant, as the case may be, cannot be economically repaired, replaced, rebuilt or restored, this Arrangement shall immediately terminate in respect of such Unit or the Plant, as the case may be.

15.3 Buyer’s Termination for Destruction

In respect of any Unit or the Plant identified under the terms of Section 15.1 the Buyer may terminate this Arrangement in whole but not in part:

(a) by giving written notice to the Owner within thirty (30) Days after such damage or destruction has occurred, if it reasonably expects that the Unit or Plant will be incapable of generating Electricity either for a date not less than six (6) Months from the date damage or destruction or for the balance of the Effective Term; or

(b) if a period of six (6) Months has elapsed since the date of damage or destruction and the Unit or Plant is not fully or substantially operational and the Buyer has, by having given written notice to the Owner within thirty (30) Days after such damage or destruction has occurred, informed the Owner of the Buyer’s desire to so terminate under the terms of this Section 15.3.(b).

15.4 Termination Rights

If any Unit or the Plant is damaged or destroyed, whether or not due to an event of Force Majeure, the Buyer’s rights with respect to termination are set out in this Article 15, and the provisions of Section 14.6 shall not apply.

15.5 Rights and Obligations following Termination for Destruction

The Parties acknowledge that any termination pursuant to Sections 15.2 and 15.3 shall not affect any rights or obligations which may have accrued prior to such termination and shall not affect the continuing obligations of each of the Parties hereunder.

15.6 Payments on Termination for Destruction

If this Arrangement is terminated in respect of a Unit or all Units under this Article 15, then the payments among the Parties and the Balancing Pool shall be those determined according to the rules set out in Schedule L. Payment of such amount shall fully compensate the Buyer for the termination of this Arrangement prior to the expiry of the

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Effective Term. Accordingly, payment of such amount shall be the sole and exclusive remedy for any such termination and the Buyer shall not be entitled to make any claim against the Owner including a claim under Section 13.1, and shall not have any other remedy, at law or in equity, for any losses, costs, expenses, damages or other liabilities of any nature or kind that may be incurred or suffered by the Buyer in connection with any such termination.

ARTICLE 16 OWNERSHIP

16.1 Plant and Units

The Plant and the Units shall be and remain the sole and exclusive property of the Owner or its permitted assignees pursuant to Article 18, and nothing in this Arrangement is intended to create, or shall create, in favour of the Buyer any legal or beneficial ownership or interest in the Units or in the Plant of any nature whatsoever. For the avoidance of doubt, it is hereby agreed and declared that the provision of Generation Services confers only a right to such Generation Services upon and subject to the terms and conditions of this Arrangement. The Owner’s obligation to provide Generation Services shall not constitute the dedication of any Unit or the Plant or any part thereof to the Buyer, and shall not confer upon the Buyer any rights or powers regarding the availability, operation, maintenance, repair or dispatch of the Unit or the Plant save as expressly provided in this Arrangement.

16.2 No Partnership

The rights, duties, obligations and liabilities of the Parties hereunder shall be separate and not joint or collective, nor joint and several. Nothing contained herein shall be construed as creating a partnership, joint venture or association of any kind or as imposing upon either Party any partnership duty, obligation or liability to the other Party.

ARTICLE 17 DEFAULT AND TERMINATION 17.1 Default

(a) If either Party is in material default in respect of any of its obligations under this Arrangement as listed in Sections 17.1(b) and 17.1(c), or is in default of its obligations to pay any amount due to the other Party hereunder, then the other Party may, after giving not less than seven (7) Days prior written notice (either personally delivered or given by fax) of same, discontinue the performance of its obligations under this Arrangement immediately upon the expiry of such notice period until such time as the Party in default is no longer in default in respect of any of such obligations, provided that in the case where such default cannot

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reasonably be remedied within such 7 Day notice period, the other Party shall not be entitled to discontinue performance of its obligations under this Arrangement unless and until the Party in default fails to proceed within such 7 Day notice period and thereafter to expeditiously and diligently pursue remediation of the default until it is no longer in default of such obligations.

(b) In respect of the Owner, the obligations referred to in Section 17.1(a) are its obligations as defined in Section 2.3(a), Section 7.1 (except to the extent that the Owner is relieved of such obligation under Section 5.2 and Section 5.4) and Section 7.2(a) (in respect of its obligations to enter into and maintain any necessary TA Agreements and, in the usual and ordinary course, comply with applicable Laws and to refrain from doing anything or entering into any agreement or arrangement which could reasonably be expected to materially adversely affect its ability to perform its obligations hereunder).

(c) In respect of the Buyer, the obligations referred to in Section 17.1(a) are its obligations as defined in Section 7.2(b) (in respect of its obligations to enter into and maintain any necessary TA Agreements and Pool Participant Agreements and, in the usual and ordinary course, comply with applicable Laws and to refrain from doing anything or entering into any agreement or arrangement which could reasonably be expected to materially adversely affect its ability to perform its obligations hereunder) and Section 7.3.

17.2 Effect of Discontinuance of Performance

The discontinuance of the performance by a Party of any of its obligations pursuant to Section 17.1 shall:

(a) be in addition to any other remedy available to it;

(b) not relieve the other Party from performance of the provisions and conditions contained in this Arrangement;

(c) not be or be deemed to be an abrogation or termination of this Arrangement by such Party; and

(d) not affect the validity of the terms of this Arrangement.

For greater certainty, in the case where the Buyer is in default, the Settlement Periods during discontinuance of performance by the Owner pursuant to Section 17.1 shall be excluded from the Monthly Incentive Payment calculation as set out in Schedule D.

17.3 Termination

Either Party may, at its discretion and without limitation to any other remedies it may have, immediately terminate this Arrangement upon giving the other Party written notice to that effect if:

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(a) the other Party substantially defaults in the performance of its material obligations, other than payment obligations, under this Arrangement and does not remedy the same if reasonably remediable within 60 Days of having received written notice to do so or, if not reasonably remediable within such 60 Day period, fails to commence within 60 Days to take steps to remedy such default and to thereafter proceed diligently and as expeditiously as reasonably possible to do so; or

(b) the other Party:

(i) is bankrupt or insolvent or has committed or suffered any act of bankruptcy or insolvency

(ii) makes any general assignment for the benefit of its creditors, enters into any arrangement with its creditors, or if any proceedings are commenced under the Companies’ Creditors Arrangement Act, R.S.C. 1985,c. C-36 or similar legislation, with respect to such other Party;

(iii) is subject to proceedings for the appointment of a receiver, receiver/manager or trustee in respect of its assets

(iv) is subject to proceedings for the dissolution, liquidation or winding-up of such other Party; or

(v) is in default of its payment obligations under this Arrangement and does not remedy the same within seven 7 days of having received written notice to do so.

Should either Party terminate this Arrangement under the provisions of this Section 17.3, it shall be entitled to receive from the other Party a Termination Payment calculated in accordance with Schedule L.

17.4 Specific Termination by the Buyer

The Buyer, at its discretion, may immediately terminate this Arrangement upon paying the Balancing Pool an early termination amount, calculated in accordance with Schedule L.

17.5 Compensation for Early Termination

A Party that terminates this Arrangement under Section 17.3 shall be fully compensated for the termination of this Arrangement prior to the expiry of the Effective Term by the payments provided for in Section 17.3. Accordingly, payment of the applicable Termination Payment shall be the sole and exclusive remedy for any such termination and the terminating Party shall not be entitled to make any claim against the other Party including a claim under Section 13.1, and shall not have any other remedy, at law or in equity, for any losses, costs, expenses, damages or other liabilities of any nature or kind

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that may be incurred or suffered by the terminating Party in connection with any such termination.

17.6 Effect of Termination

Upon expiry of the Effective Term of this Arrangement or upon any termination of this Arrangement permitted hereunder, all rights and benefits and all liabilities and obligations conferred or imposed upon the Parties by this Arrangement (save that for a termination under Article 15 of less than all of the Units, only to the extent of such termination) shall be terminated; provided that expiration or termination of this Arrangement shall not affect any rights or obligations which may have accrued prior to such expiration or termination and shall not affect the continuing obligations of each of the Parties hereunder. In particular but without limiting the generality of the foregoing, the provisions of Section 4.4(d), Section 9.2, Article 13, Article 19 and Article 20 shall survive any expiration or termination of this Arrangement.

17.7 No Other Termination

Except as expressly provided for herein, this Arrangement shall not be terminated except in accordance with the Regulations.

ARTICLE 18 ASSIGNMENT

18.1 Assignment

(a) The Buyer may assign this Arrangement, in whole but not in part, to any Person who can satisfy all the Buyer’s obligations hereunder; and until such time as the assignee has demonstrated to the satisfaction of the Owner, acting reasonably, that it is capable of satisfying all of the obligations of the Buyer hereunder and that it has satisfied the prudential requirements under Section 7.3 hereof, the Owner shall not be required to recognize such assignment, but once so recognized by the Owner, the assignee shall be entitled to all rights and be bound by all the obligations of the Buyer hereunder as of the effective date of the assignment, and the Buyer shall no longer be entitled to any rights nor be bound by any obligations hereunder, other than those rights or obligations arising or accruing prior to the effective date of the assignment.

(b) The Owner may assign this Arrangement in whole, but not in part, to any Person who can satisfy the Owner’s obligations hereunder being assigned; and until such time as the assignee has demonstrated to the satisfaction of the Buyer, acting reasonably, that it is capable of satisfying the obligations of the Owner hereunder being assigned, the Buyer shall not be required to recognize such assignment, but once so recognized by the Buyer, the assignee shall, to the extent of the assignment, be entitled to all rights and be bound by all the obligations of the Owner hereunder as of the effective date of the assignment, and the Owner shall,

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to the extent of the assignment, no longer be entitled to the rights nor be bound by the obligations hereunder, other than those rights or obligations arising or accruing prior to the effective date of the assignment.

(c) Notwithstanding Sections 18.1(a) and 18.1(b), either Party may assign, charge, pledge or hypothecate its rights hereunder to any Canadian chartered bank or other lending institution as security for present or future indebtedness. The non-assigning Party shall execute and deliver such consents, acknowledgements, agreements and other assurances as such lending institution may require and as are acceptable to the non-assigning Party, acting reasonably, in relation to the granting or enforcement of such security including the entitlement of the lender, its receiver or receiver and manager or any transferee of this Arrangement pursuant to such security to the rights, and the obligation of the lender, its receiver or receiver and manager or such transferee to be bound by the obligations, of the assigning Party hereunder.

(d) Either Party may assign this Arrangement in whole, but not in part, to an Affiliate of such Party and the assignee shall be entitled to all rights and be bound by all the obligations of the assigning Party hereunder as of the effective date of the assignment. Notwithstanding any assignment pursuant to this Section 18.1(d), the assigning Party shall not be released from its obligations hereunder and the assigning Party and any such Affiliate shall be jointly and severally liable for all of such obligations of such Party unless the provisions of Sections 18.1(a) or 18.1(b) apply.

ARTICLE 19 DISPUTE RESOLUTION PROCEDURE

19.1 Dispute or Failure to Agree

Where this Arrangement requires the Parties to come to an agreement with respect to any matter, the failure of the parties to come to such agreement within the time specified, or if no time is specified within a reasonable period, shall be deemed to be a dispute between the parties which shall be resolved in accordance with the provisions of this Article 19.

19.2 Submission to Senior Management

In the event of a dispute relating to this Arrangement arising, the Parties shall promptly enter into discussions and use reasonable efforts in good faith to reach a reasonable and equitable resolution of the dispute. If the Parties are unable to resolve the dispute within five (5) Business Days of commencing such discussions, the matter shall be promptly referred to a member of senior management of each of the Parties for resolution, who shall negotiate in good faith to reach a reasonable and equitable resolution of the issue. If such members of senior management of the Parties are unable to resolve the dispute within five (5) Business Days of referral to them or such further time as the Parties may

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agree, then the Parties shall resolve the dispute in accordance with the remaining provisions of this Article 19.

19.3 Litigation

Either Party may commence litigation with respect to any question of law or the recovery of any liquidated damages arising in relation to this Arrangement, within the limitation periods set out in the Limitation of Actions Act (Alberta), and any successor or replacement legislation.

19.4 Submission to Arbitration

Subject to Section 19.3, all disputes with respect to this Arrangement shall, after the provisions of Section 19.2 have been followed, be forwarded to and resolved by binding arbitration in accordance with the Arbitration Act S.A. 1991, c.A-43.1 (the “Arbitration Act”), by a board of arbitrators in accordance with the following provisions;

(a) Each Party shall appoint its own arbitrator, who shall be qualified by education and training and have appropriate technical expertise with respect to the matter in dispute, within ten (10) Days after the expiry of the second five (5) Business Day period referred to in Section 19.2 or such longer period agreed to by the Parties pursuant to Section 19.2. If either Party shall fail to appoint an arbitrator within such ten (10) Day period, then upon application by the Party that has appointed an arbitrator, the second arbitrator shall be appointed by any Justice of the Court of Queen’s Bench of Alberta. The two arbitrators thus appointed shall appoint a third arbitrator, who shall be qualified by education and training and have appropriate technical expertise with respect to the matter in dispute, within ten (10) Days of the appointment of the second arbitrator. If the two arbitrators shall fail to appoint the third arbitrator within such ten (10) Day period, then upon application by either Party, the third arbitrator shall be appointed by any Justice of the Court of Queen’s Bench of Alberta;

(b) the board of arbitrators shall proceed promptly to determine the matters in issue and shall render its decision within thirty (30) Days from the appointment of the third arbitrator, except where the Parties agree to a different period of time;

(c) the Parties consent to the arbitration being conducted in Calgary, Alberta, or any other place mutually agreed upon, no later than fifteen (15) Days following the appointment of the third arbitrator, at which time the Parties shall present such evidence and witnesses as they may choose, with or without counsel;

(d) the board of arbitrators shall have the discretion to shorten or lengthen time frames for actions to be taken by either Party pursuant to this Arrangement with respect to matter which is the subject of arbitration before such board of arbitrators;

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(e) each Party shall be responsible for its own costs and shall share the costs associated with the arbitration equally; provided that the board of arbitrators shall have the discretion to allocate costs in a different manner;

(f) except as expressly provided in this Arrangement, any majority decision by the board of arbitrators shall be final, binding and non-appealable. Any such decision may be filed in any court of competent jurisdiction and may be enforced by either Party as a final judgment in such court. There shall be no grounds for appeal of any arbitration award hereunder;

(g) it shall be a condition of the appointment of any arbitrator that such arbitrator shall maintain in strict confidence all documents, the transcripts of the proceedings and other materials and all information disclosed by or on behalf of the Parties and shall not use the same or allow the same to be used for any purpose collateral to such arbitration and, at the request of either Party that provided any documents or other printed materials, shall return all originals and any copies of such documents and printed materials to such Party. Each arbitrator shall be responsible for ensuring that its officers, employees, representatives and consultants comply with the obligation of confidentiality set forth in this Section 19.4;

(h) the board of arbitrators may make rulings with respect to the production of documents, the ability of the Parties to call witnesses or any other procedural matter; and

(i) either Party may refer a question of law to a court of competent jurisdiction for final and binding determination notwithstanding that it may be part of a dispute before the board of arbitrators.

19.5 Performance and Payments

All performance required hereunder by the Parties and payment therefor under this Arrangement shall continue during the dispute resolution proceedings contemplated by this Article 19, provided that in the case of any such proceedings pertaining to amounts payable under this Arrangement, any payments or reimbursements required as a result of the proceedings shall be effective as of a date to be determined in such proceedings, and interest shall be paid by the Party required to make any such payment or reimbursement on the amount thereof at the Default Interest Rate from the date so determined until paid, and the amount of the payment or reimbursement shall be specified by the Owner in the next Monthly Billing Statement rendered in accordance with Section 11.1.

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ARTICLE 20 CONFIDENTIALITY

20.1 Confidential Information

(a) Any and all information and knowledge relating to the Plant, the Units, the ownership or operation of the Plant and Units, and any and all information emanating from the other Party’s business in any form that a Party may acquire under the terms of this Arrangement, or by virtue of the relationship between the Parties created by this Arrangement (collectively, “Confidential Information”), shall be considered confidential and, except as permitted elsewhere in this Article 20, shall not be used, revealed or divulged to any other Person, or published in any manner whatsoever, without first obtaining the written consent of the other Party.

(b) Notwithstanding the provisions of Section 20.1(a), a Party may reveal or divulge Confidential Information:

(i) that is already in the public domain when disclosed to a Party or becomes, after having been disclosed to a Party, generally available to the public through publication or otherwise unless the publication or other disclosure was made directly or indirectly by a Party in breach of this Arrangement;

(ii) to its Affiliates and to its and their officers, directors, employees, agents or other representatives on a need to know basis provided such Persons have agreed to maintain such Confidential Information in confidence;

(iii) as required by the Pool Rules, TA Agreements or arrangements with the Transmission Administrator, applicable Laws, the orders or directions of tribunals having jurisdiction or stock exchange or clearing house requirements, provided that where circumstances permit, and where such disclosure is not made in the ordinary course to such Persons, prior to any disclosure, the other Party shall be notified of any such proposed divulgence and the divulging Party shall at the other Party’s request, take reasonable steps to allow the other Party to contest the requirement for disclosure or to obtain an order or ruling to preserve the confidentiality of such Confidential Information;

(iv) as necessary in connection with any dispute resolution commenced pursuant to this Arrangement or any litigation commenced in respect of this Arrangement; or

(v) in confidence, to the extent necessary, to any consultants, financial institutions or advisors to such Party.

INDEPENDENT ASSESSMENT TEAM 44 Final Version

Sundance C Power Purchase Arrangement

ARTICLE 21 GENERAL PROVISIONS

21.1 Non-Waiver

No term or condition of this Arrangement can be waived by either Party. Forbearance by a Party in any regard whatsoever shall not constitute a waiver of the term or condition to be performed by the other Party to which same may apply, and until complete performance by the other Party of said term or condition, either Party shall be entitled to invoke any remedy available to it under this Arrangement or by law or in equity despite said forbearance.

21.2 Notices

Any notice, statement, order, decision or other communication to be delivered or given by either Party must, unless otherwise permitted, be in writing and shall be delivered, mailed or faxed to the address for service of notices for such Party.

Each Party shall advise the other by way of written notice to its registered office or principal place of business within Alberta of its address for service of notices, and in the event that it fails to do so, such Party’s address for service of notices shall be its registered office or principal place of business within Alberta or any other business office.

Either Party may give notice to the other Party in the manner herein provided of a change of address or designation of individual. Any notice, statement, order, decision or communication personally delivered shall be deemed given when so delivered; any notice, statement, order, decision or communication faxed shall be deemed given on the next Business Day after being faxed; and any notice, statement, order, decision or communication mailed shall be deemed to have been given on the third Business Day after being mailed by registered mail, provided if there is any disruption in postal service, they shall be deemed to have been given and received on the day of actual delivery.

Any notice or other communication to be delivered or given by either Party to the Balancing Pool shall be delivered or given at the principal place of business of the Balancing Pool within Alberta.

21.3 No Amendment

Except as expressly permitted or required under this Arrangement, there shall be no amendments to this Arrangement.

21.4 Governing Law

This Arrangement shall be governed by and construed in accordance with the laws in force in the Province of Alberta and the courts of the Province of Alberta and all courts of

INDEPENDENT ASSESSMENT TEAM 45 Final Version

Sundance C Power Purchase Arrangement

appeal therefrom shall have exclusive jurisdiction with respect to the subject matter of this Arrangement.

21.5 Remedies

(a) All rights and remedies under this Arrangement are cumulative and, except as otherwise provided herein, are in addition to other rights or remedies under this Arrangement or any applicable Laws.

(b) Each of the Parties to this Arrangement may, subject to Article 19, sue and be sued in respect of this Arrangement and shall be entitled to all remedies it would be entitled to if this Arrangement were an agreement of the Parties.

21.6 Effect

This Arrangement shall have effect in accordance with its terms and conditions and shall bind, and be enforceable between, the Parties and their successors and permitted assigns.

21.7 Records

Each of the Parties to this Arrangement shall keep all records pertaining to this Arrangement for at least three (3) Years from the date any such record is made.

21.8 Rights of the Balancing Pool

In any instance where the Balancing Pool may be required to make a payment to either Party, the Party which may receive such payment shall promptly inform the Balancing Pool of the circumstances which may give rise to any such payment. With respect to any such payments and the surrounding circumstances as well as any matter requiring the agreement, confirmation or determination of the Balancing Pool, it shall, with respect to the settlement of disputes that arise between it and the Owner or the Buyer, have rights and obligations under Article 19 as if it were a party to this Arrangement.

INDEPENDENT ASSESSMENT TEAM 46 Final Version

Sundance 5 Schedule A

SCHEDULE A - PLANT DESCRIPTION - SUNDANCE 5

ARTICLE A1 PLANT GENERAL INFORMATION

A1.1 Plant General Information

a) Plant name: Sundance Generating Station

b) Plant address: Site 4, Box 1, R. R. #1

Duffield, Alberta TOE ONO

ARTICLE A2 UNIT SPECIFIC INFORMATION

A2.1 Unit Specific Information

a) Unit designation: Sundance 5

b) Unit Effective Term Completion Date: December 31, 2020

c) Name Plate Capacity (MW): 353

d) Unit-specific Connection details: High side bushings of unit transformer

e) Unit-specific Metering details (including acceptable margins of metering error): POS Meter P310T5

See attached Sundance 310P Metering Schematic.

Note adjustments may be required for cooling tower and mine power.

INDEPENDENT ASSESSMENT TEAM Page 1 Final Version

Sundance 5 Schedule A

ARTICLE A3 ASSOCIATED FACILITIES

A3.1 Associated Facilities

a) Description of Associated Facilities:

Cooling Pond, 655 hectares Plant Stack, 155 meters

Cooling Towers, Helper, Counter Flow, Mechanical Draft

Ash Plant

Lake water Facility

River Water Pump House

Water Treatment Plant

ARTICLE A4 OTHER INFORMATION

A4.1 Other Information

a) Non-Unit-specific connection details (only required if unit can send out electricity other than through its unit transformer connection): None

b) Non-Unit-specific metering details (only required if unit can send out electricity other than through its unit transformer connection): None

INDEPENDENT ASSESSMENT TEAM Page 2 Final Version

Sundance 5 Schedule A

INDEPENDENT ASSESSMENT TEAM Page 3 Final Version

Sundance 6 Schedule A

SCHEDULE A - PLANT DESCRIPTION - SUNDANCE 6

ARTICLE A1

PLANT GENERAL INFORMATION

A1.1 Plant General Information

a) Plant name: Sundance Generating Station

b) Plant address: Site 4, Box 1, R. R. #1

Duffield, Alberta TOE ONO

ARTICLE A2

UNIT SPECIFIC INFORMATION

A2.1 Unit Specific Information

a) Unit designation: Sundance 6

b) Unit Effective Term Completion Date: December 31, 2020

c) Name Plate Capacity (MW): 357

d) Unit-specific Connection details: High side bushings of unit transformer

e) Unit-specific Metering details (including acceptable margins of metering error): POS Meter P310T6

See attached Sundance 310P Metering Schematic

Note adjustments may be required for cooling tower and mine power.

INDEPENDENT ASSESSMENT TEAM Page 1 Final Version

Sundance 6 Schedule A

ARTICLE A3 ASSOCIATED FACILITIES

A3.1 Associated Facilities

a) Description of Associated Facilities:

Cooling Pond, 655 hectares Plant Stack, 155 meters

Cooling Towers, Helper, Counter Flow, Mechanical Draft

Ash Plant

Lake water Facility

River Water Pump House

Water Treatment Plant

ARTICLE A4

OTHER INFORMATION

A4.1 Other Information

a) Non-Unit-specific connection details (only required if unit can send out electricity other than through its unit transformer connection): None

b) Non-Unit-specific metering details (only required if unit can send out electricity other than through its unit transformer connection): None

INDEPENDENT ASSESSMENT TEAM Page 2 Final Version

Sundance 6 Schedule A

INDEPENDENT ASSESSMENT TEAM Page 3 Final Version

Sundance 5&6 Schedule B

SCHEDULE B - COMMITTED CAPACITY AND OPERATING CHARACTERISTICS

ARTICLE B1

DEFINITIONS

Characteristic	Definition	Units
Automatic Generation Control (AGC)	The capability of the Unit to be controlled remotely by the System Controller.	Yes/No
Automatic Voltage Regulation (AVR)	The capability of a Unit to provide reactive power over a specified range.	MVAr
Committed Capacity (CC)	The Committed Capacity of the Unit. This may be different from the nameplate capacity and may vary seasonally. It is measured at the high voltage side of the step-up transformer.	MW
Minimum Down Time	This is the minimum time that needs to pass before a Unit that has been desynchronized from the IES can begin to be restarted.	Hours
Minimum Up Time	The minimum time that needs to pass before a Unit that has been synchronized to the IES can be de-synchronized from the IES.	Hours
Minimum Stable Generation	The minimum generation level that a Unit can be held at before it becomes unstable.	MW
Ramp Rate	The rate of change in load per minute assuming that the Unit has already achieved its instructed dispatch capacity level.	MW/min
Run Up Rate	The average rate at which the Unit is able to increase output measured from the time that the Unit has completed its turbine heat soak and/or been synchronized to the IES, to the time that the Unit reaches its dispatched capacity level.	MW/min
Run Up Rate (Cold)	The Run Up Rate assuming that the Unit has been desynchronized for greater than 48 hours.	MW/min

INDEPENDENT ASSESSMENT TEAM Page 1 Final Version

Sundance 5&6 Schedule B

Characteristic Definition Units

Run Up Rate (Hot)

The Run Up Rate assuming that the Unit has been desynchronized for less than 8 hours.

MW/min

Run Up Rate (Warm)

The Run Up Rate assuming that the Unit has been desynchronized for greater than 8 but less than 48 hours.

MW/min

Spinning Reserve Capability

The maximum load change available within 10 minutes of instruction and assuming that the Unit is dispatched above its Minimum Stable Generation level at all times.

MW

Start Time

The time measured from the moment that the Buyer notifies the Owner that the Unit is to be started to the moment that the Unit has completed its first turbine heat soak.

Hours

Start Time (Cold)

The Start Time assuming that the Unit has been desynchronized for greater than 48 hours.

Hours

Start Time (Hot)

The Start Time assuming that the Unit has been desynchronized for less than 8 hours.

Hours

Start Time (Warm)

The Start Time assuming that the Unit has been desynchronized for greater than 8 hours but less than 48 hours.

Hours

ARTICLE B2 UNIT COMMITTED CAPACITY

B2.1 Seasonal Committed Capacity

Unit Committed Capacity (MW)

Sundance 5 353

INDEPENDENT ASSESSMENT TEAM Page 2 Final Version

Sundance 5&6 Schedule B

Sundance 6	357

ARTICLE B3

UNIT CONTRACTED OPERATING CHARACTERISTICS

B3.1 Start Time

	Start Time (Cold)	Start Time (Warm)	Start Time (Hot)
	(Hours)	(Hours)	(Hours)
Sundance 5	10	6	2
Sundance 6	10	6	2

B3.2 Minimum Stable Generation

Unit	Minimum Stable Generation (MW)
Sundance 5	150
Sundance 6	150

B3.3 Run-Up Rate

INDEPENDENT ASSESSMENT TEAM Page 3 Final Version

Sundance 5&6 Schedule B

	Run Up Rate Cold (MW/min)	Run Up Rate Warm (MW/min)	Run Up Rate Hot (MW/min)
Sundance 5	1.0	1.2	3.2
Sundance 6	1.0	1.2	3.2

B3.4 Ramp Rates

	Ramp Rate (MW/min)
Sundance 5	8
Sundance 6	8

B3.5 Minimum Up Time

	Minimum Up Time (Hours)
Sundance 5	4
Sundance 6	4

INDEPENDENT ASSESSMENT TEAM Page 4 Final Version

Sundance 5&6 Schedule B

B3.6 Minimum Down Time

Minimum Down Time (Hours)

Sundance 5 4

Sundance 6 4

B3.7 Spinning Reserve Capability

Spinning Reserve Capability (MW)

Sundance 5 80

Sundance 6 80

INDEPENDENT ASSESSMENT TEAM Page 5 Final Version

Sundance 5&6 Schedule B

B3.8 Automatic Generation Control (AGC)

	AGC (Yes/No)	Range (MW)
Sundance 5	Yes	280 to 353
Sundance 6	Yes	280 to 357

B3.9 Automatic Voltage Regulation (AVR)

	Reactive Power Range (MVAr)
Sundance 5	+150 to –25
Sundance 6	+150 to –30

B3.10 MW/MVAr Curves

See Sundance 3,4 & 5 Reactive Power.gif and Sundance 6 Reactive Power.gif

INDEPENDENT ASSESSMENT TEAM Page 6 Final Version

Sundance 5&6 Schedule B

ARTICLE B4

START-UP INTERVAL

B4.1 Interval required between Start-Up of Units

CONSTRAINT Interval required between Start-Up of units

Environment

4 hours

Cooling Water

None

Gas Supply

Simultaneous Start Ups may not exceed two of the six Sundance units (which includes the Units and four other units at Sundance not governed by this Arrangement). Within one Month of the Effective Date, the Owner and the buyers of the Sundance arrangements, including the Buyer of this Arrangement, shall agree upon a procedure for determining the precedence of requests for Start Ups.

Electrical Supply

None

Water Supply/Treatment

8 hours

Operator Limitations

8 hours

INDEPENDENT ASSESSMENT TEAM Page 7 Final Version

Sundance Units 5 and 6 Schedule C

SCHEDULE C CAPACITY PAYMENTS

ARTICLE Cl

DEFINITIONS

Cl.l Definitions

See Schedule N for definitions of subscripts, descriptions of mathematical conventions adopted and list of units of measurements used in this Schedule.

“Actual Fixed Gas Network Charges” (AFGNC) means the franchise fees and gas transportation charges levied on the Owner by the provider of gas transportation services under the terms of the relevant agreements for gas supply to service the requirements of the Committed Capacity and the Electricity generated by the Committed Capacity. For greater certainty, the Actual Fixed Gas Network Charges shall be net of any amounts paid under any other part of this Arrangement to the extent that any portion of those amounts would otherwise be included in the Actual Fixed Gas Network Charges;

“Actual Plant Electricity Consumed Charges” (APELEC) means the cost of Electricity consumed in the Plant (excluding the cost of the auxiliary Electricity consumed when the Plant is declared unavailable by the Owner) and the cost of Electricity consumed in performing a Buyer initiated Start Up, all costed at the Pool Price when such Electricity is consumed;

“Actual Power Pool Charges” (APPC) means the pool participant charges, including participant fees and trading charges, levied by the Power Pool on the Owner with respect to the Committed Capacity and the Electricity generated and System Support Services provided by the Committed Capacity;

“Actual Property Taxes” (APTAX) means the property taxes levied on the Owner by the relevant Governmental Authority;

“Actual Transmission Administrator Charges” (ATAC) means the charges levied by the Transmission Administrator on the Owner for generation transmission services with respect to the Committed Capacity and the Electricity and System Support Services provided by the Committed Capacity;

“Average US $ - Canadian $ Exchange Rate” means, in respect of a particular Year y, the simple average of the Bank of Canada US $ - Canadian $ exchange rate as published at noon each day for each Business Day in the Months of October, November and December for the previous Year (Year y-1);

“Corporate Services and Administration” means the allocation of the Corporate Services and Administration costs or charges that are allocated to Unit u for the relevant Year;

“Crown Coal Royalties” include both coal royalties payable to the Crown or coal royalties that are based upon coal royalties payable to the Crown;

INDEPENDENT ASSESSMENT TEAM 1 Final Version

Sundance Units 5 and 6 Schedule C

"Current Year" (CY) is the Year in respect of which the Capacity Payment (CP_{uy}) is to be calculated and is expressed as a four digit Year number: 20xx;

"Quarter" means the periods, each three (3) Months in duration, commencing on 1st January (being Quarter 1), 1st April (being Quarter 2), 1st July (being Quarter 3) and 1st October (being Quarter 4).

In the calculations defined in this Schedule the following variables will be used.

Variable	Sub-scripts	Units	Definition
ACC	uy	$	Annual Capacity Charge
ACIT	uy	$	Actual Corporate Income Tax
ACPS	u	%	Percentage Average Cost of Preferred Stock
ACST	uy	$	Actual Corporate Surtax
ADA	us	MW	Declared Capability
AFGNC	uy	$	Actual Fixed Gas Network Charges
AFTT	uy	$	Actual Federal Transitional Tax
AFUDC_D	uy	$	Depreciation of Equity Portion of Allowance for Funds Used During Construction
AFUDC_E	uy	$	Equity Portion of Allowance for Funds Used During Construction
AINSC	uy	$	Actual Insurance Cost
ALCT	uy	$	Actual Large Corporations Tax
ANPIS	uy	$	Adjusted Net Property in Service
APELEC	uy	$	Actual Plant Electricity Consumed Charges
APPC	uy	$	Actual Power Pool Charges
APTAX	uy	$	Actual Property Taxes
APTT	uy	$	Actual Provincial Transitional Tax
ASNSC	uy	$	Charge to Decommissioning Provision

INDEPENDENT ASSESSMENT TEAM 2 Final Version

Sundance Units 5 and 6 Schedule C

Variable	Sub-scripts	Units	Definition
ATAC	uy	$	Actual Transmission Administrator Charges
ATCC	uy	%	Percentage After Tax Cost of Capital
BFFC	uy	$	Base Fixed Fuel Charge
BFOMCC	u	$	Base Fixed Operations, Maintenance and Corporate Services and Administration Charge
CA	uy	$	Unit Capital Additions
CAAR	cuy	%	Percentage Capital Addition Allocator Rate
CAC	cuy	$	Capital Additions for a Particular Class
CACS	uy	$	Total Capital Additions - Corporate Service and Administration Depreciation
CAD	uy	$	Closing Accumulated Unit Depreciation
CADP	uy	$	Closing Accumulated Decommissioning Provision
CC	um	MW	Committed Capacity
CCAD	uy	$	Closing Accumulated Corporate Services & Administration Depreciation
CCGBV	uy	$	Closing Gross Book Value Corporate Services and Administration Assets
CCNBV	uy	$	Closing Net Book Value Corporate Services and Administration Assets
CED	uy	%	Percentage Average Embedded Cost of Existing Debt
CFCR	uy	$	Change to Fixed Crown Royalty Cost
CGBV	uy	$	Closing Gross Book Value Unit Assets
CICA	uy	$	Indexed Corporate Services and Administration Capital Additions

INDEPENDENT ASSESSMENT TEAM 3 Final Version

Sundance Units 5 and 6 Schedule C

Variable	Sub-scripts	Units	Definition
CIT	uy	$	Corporate Income Tax
CNBV	uy	$	Closing Net Book Value Unit Assets
CND	uy	%	Percentage Cost of New Debt
COAD	uy	$	Opening Accumulated Corporate Services & Administration Depreciation
COD	uy	$	Cost of Debt
COE	uy	$	Cost of Common Equity
COP	uy	$	Cost of Preferred Stock
CP	um	$	Capacity Payment
CR	uy	$	Corporate Services and Administration Capital Retirements
CRC	uy	$	Capital Recovery Charge
CSCA	uy	$	Capital Additions for Corporate Services and Administration
CST	uy	$	Corporate Surtax
CSTR	y	%	Federal Corporate Surtax Rate
CUC	uy	%	Percentage Customer Contributions
CVCR	uy	$	Change to Variable Crown Royalty Cost
CY	y	Year	Current Year
DA	us	MWh	Declared Availability
DCP	ud	$	Daily Capacity Payment
DEPN	uy	$	Depreciation Expenses
DIM	m	number	Days in Month
DNPV	uy	%	Percentage Decommissioning Net Present Value Factor

INDEPENDENT ASSESSMENT TEAM 4 Final Version

Sundance Units 5 and 6 Schedule C

Variable Subscripts Units Definition

DNSC uy $ Contribution to Decommissioning Provision

DP uy $ Depreciation Charge

DPCS uy $ Corporate Services and Administration Depreciation Charge

DPGU uy $ Unit Assets Depreciation Charge

DPM uy $ Coal Mining Assets Depreciation Charge

ELU u Years Effective Life of the Unit

EP um $ Energy Payment

ERP uy % Percentage Equity Risk Premium

ETED u date Unit Effective Term Completion Date

FCCA cuy $ Federal Capital Cost Allowance for a Class

FCCAR cy % Federal Capital Cost Allowance Rate for a Class

FCR uy $ Fixed Crown Royalties

FDPM uy $ Coal Mining Assets Depreciation Charge (Depreciated over Five Years)

FIT uy $ Corporate Income Tax - Federal Component

FMCA uy $ Mine Capital Additions (Depreciated over Five Years)

FMCGBV uy $ Closing Gross Book Value of Mine Assets (Depreciated over Five Years)

FMICA uy $ Indexed Mine Capital Additions (Depreciated over Five Years)

FMOAD uy $ Opening Accumulated Depreciation (depreciated over Five Years)

FMOGBV uy $ Opening Gross Book Value Mine Assets (Depreciated over Five Years)

INDEPENDENT ASSESSMENT TEAM 5 Final Version

Sundance Units 5 and 6 Schedule C

Variable	Sub-scripts	Units	Definition
FMR	uy	$	Mine Capital Retirements (depreciated over 5 Years)
FOTD	uy	$	Federal Other Timing Differences
FPD	uy	$	Federal Permanent Differences
FRDT	uy	$	Federal Recorded Deferred Tax Balance
FRDTA	uy	%	Percentage Federal Recorded Deferred Tax Allocator
FSNSC	uy	$	Forecast Decommissioning Net Salvage Cost
FTR	y	%	Federal Corporate Tax Rate
FTT	uy	$	Federal Transitional Tax
FUCC	cuy	$	Federal Undepreciated Capital Cost for a Class
FX	y	number	Ave US - Canadian $ Exchange Rate (Last 3 Months of Year)
FXVE	uy	$	Fixed and Variable Fuel and Non-Fuel Operating Expenses
GBY	y	%	Percentage Long Term Government Bond Yield
HID	d	hours	Hours in Day
IASNSC	uy	$	Indexed Charge to Decommissioning Provision
ICA	uy	$	Indexed Unit Capital Additions
IDNSC	uy	$	Indexed Contribution to Decommissioning Provision
IFFC	uy	$	Indexed Fixed Fuel Charge
IFOMCC	uy	$	Indexed Fixed Operations, Maintenance and Corporate Services and Administration Charge
IFOTD	uy	$	Indexed Federal Other Timing Differences
IFPD	uy	$	Indexed Federal Permanent Differences
INDX0	y	number	Index – Cansim P109000

INDEPENDENT ASSESSMENT TEAM 6 Final Version

Sundance Units 5 and 6 Schedule C

Variable	Sub-scripts	Units	Definition
INDX1	y	number	Index – Cansim P2000
INDX2	y	number	Index – Cansim P2859
INDX3	y	number	Index - Cansim L83687
INDX4	y	number	Index - Cansim L83917
INDX5	y	number	Index - Cansim L83895
INDX6	y	number	Index - Cansim L59125
INDX7	y	number	Index - Cansim L95725
INDX8	y	number	Index - Cansim P3307
INDX9	y	number	Index - Cansim P1321
IPOTD	uy	$	Indexed Provincial Other Timing Differences
IPPD	uy	$	Indexed Provincial Permanent Differences
ISC	uy	$	Investor Supplied Capital for the Unit
IT	uy	$	Imputed Income Tax
ITTU	uy	$	Imputed Income Tax Trueup
LAND	uy	$	Land Component of NPIS
LCT	uy	$	Large Corporations Tax
LCTR	y	%	Large Corporations Tax Rate
LDPM	uy	$	Coal Mining Assets Depreciation Charge (Depreciated over Unit Life)
LMCA	uy	$	Mine Capital Additions (Depreciated over Unit Life)
LMCAD	uy	$	Closing Accumulated Mine Depreciation (Depreciated over Unit Life)

INDEPENDENT ASSESSMENT TEAM 7 Final Version

Sundance Units 5 and 6 Schedule C

Variable	Sub-scripts	Units	Definition
LMCGBV	uy	$	Closing Gross Book Value of Mines Assets (Depreciated over Unit Life)
LMICA	uy	$	Indexed Mine Capital Additions (Depreciated over Unit Life)
LMOAD	uy	$	Opening Accumulated Mine Depreciation (Depreciated over Unit Life)
LMOGBV	uy	$	Opening Gross Book Value Mines Assets (Depreciated over Unit Life)
LMR	uy	$	Mine Capital Retirements (Depreciated over Unit Life)
LPIF	y	number	Labour Productivity Improvement Factor
M		%	Minimum Cash Return
MCAD	uy	$	Closing Accumulated Mine Depreciation
MCGBV	uy	$	Closing Gross Book Value Mine Assets
MCNBV	uy	$	Closing Net Book Value Mine Assets
MCP	m	$	Monthly Capacity Payment
MGDR	uy	%	Percentage Merchant Generator Discount Rate
MROE	uy	$	Minimum Allowed Equity Return
NCC	uy	%	Percentage No-Cost Capital
NDEIP	uy	$	Non-Deductible Expenses in Property Comp. of NPIS
NDEIP_D	uy	$	Depreciation of NDEIP
NLR1		%	Net Lead/ Lag Ratios for WRC1
NLR2		%	Net Lead/ Lag Ratios for WRC2
NLR3		%	Net Lead/ Lag Ratios for WRC3
NLR4		%	Net Lead/ Lag Ratios for WRC4

INDEPENDENT ASSESSMENT TEAM 8 Final Version

Sundance Units 5 and 6 Schedule C

Variable	Sub-scripts	Units	Definition
NLR5		%	Net Lead/ Lag Ratios for WRC5
NLR6		%	Net Lead/ Lag Ratios for WRC6
NPIS	uy	$	Net Property in Service
NVCR	d	$/tonne	New Variable Crown Royalty Rate
NWC	uy	$	Necessary Working Capital
OAD	uy	$	Opening Accumulated Unit Depreciation
OADP	uy	$	Opening Accumulated Decommissioning Provision
OCGBV	uy	$	Opening Gross Book Value Corporate and Admin Assets
OGBV	uy	$	Opening Gross Book Value Unit Assets
OVCR		$/tonne	Original Variable Crown Royalty Rate
PAS	uy	%	Percentage Allowed Spread
PC	uy	$	Aggregate Passthrough Charges
PCCA	cuy	$	Provincial Capital Cost Allowance for a Class
PCCAR	cy	%	Provincial Capital Cost Allowance Rate for a Class
PCP	um	$	Provisional Capacity Payment
PCTU	uy	$	Aggregate Passthrough Charges True-up
PERY	y	%	Percentage of Hours in Year for which NVCR Applies
PIT	uy	$	Corporate Income Tax - Provincial Component
PNPV	uy	%	Percentage Property Net Present Value Factor
POTD	uy	$	Provincial Other Timing Differences
PPD	uy	$	Provincial Permanent Differences
PRDT	uy	$	Provincial Recorded Deferred Tax Balance

INDEPENDENT ASSESSMENT TEAM 9 Final Version

Sundance Units 5 and 6 Schedule C

Variable	Sub-scripts	Units	Definition
PRDTA	uy	%	Percentage Recorded Deferred Tax Allocator
PTR	y	%	Provincial Corporate Tax Rate
PTT	uy	$	Provincial Transitional Tax
PUCC	cuy	$	Provincial Undepreciated Capital Cost for a Class
R	uy	$	Unit Capital Retirements
RB	uy	$	Mid Year Rate Base
RL	uy	Years	Remaining Life of Unit
ROE	uy	%	Percentage Return on Common Equity Share of Rate Base
SCE	uy	%	Percentage Share of Common Equity
SD	uy	%	Percentage Share of Debt
SPD	s	hours	Settlement Period Duration
SPS	u	%	Percentage Share of Preferred Stock
TAEP	uy	$	Total Energy Payment
UEL	uy	date	Last Year of the Effective Life of the Unit
WACD	uy	%	Weighted Average Cost of Debt
WI1	y	number	Weighted Index 1
WI2FF	y	number	Weighted Index 2 (Fixed Fuel)
WI2VF	y	number	Weighted Index 2 (Variable Fuel)
WI3C	y	number	Weighted Index 3 (Corporate Services and Admin)
WI3M	y	number	Weighted Index 3 (Mining)
WI3U	y	number	Weighted Index 3 (Units)
WRC1	uy	$	Working Capital Component - Operating Expenses

INDEPENDENT ASSESSMENT TEAM 10 Final Version

Sundance Units 5 and 6 Schedule C

Variable	Sub-scripts	Units	Definition
WRC2	uy	$	Working Capital Component - Income Tax
WRC3	uy	$	Working Capital Component - Inventory
WRC4	uy	$	Working Capital Component - Depreciation
WRC5	uy	$	Working Capital Component – Interest and Preferred Equity
WRC6	uy	$	Working Capital Component - Common Equity Retained Earnings and Dividends
XD	uy	%	Percentage Existing Debt

In the calculations defined in this Schedule the following published Indices will be used.

Index Reference	Cansim number	Description
INDX0	P109000	Consumer Price Index (1992=100)
INDX1	P2000	Industrial Product Price Index (1992=100) - All Commodities
INDX2	P2859	Industrial Product Price Index (1992=100) - Machinery and Equipment
INDX3	L83687	Alberta Average Weekly Earnings of salaried employees - Service Producing Industries - Utilities
INDX4	L83917	Alberta Average Weekly Earnings of employees paid by the hour - Service Producing Industries - Utilities
INDX5	L83895	Alberta Average Weekly Earnings of employees paid by the hour - Goods Producing Industries - Industrial and Heavy Engineering Construction
INDX6	L59125	Average Weekly Earnings - Coal Mining
INDX7	L95725	Fixed Weight Indices of Average Hourly Earnings – Alberta Industrial Aggregate

INDEPENDENT ASSESSMENT TEAM 11 Final Version

Sundance Units 5 and 6 Schedule C

Index Reference	Cansim number	Description
INDX8	P3307	Industrial Product Price Index (1992=100) - Petroleum and Coal Products - Diesel Fuel
INDX9	P1321	Industrial Product Price Index (1992=100) - Machinery and Equipment - Capital Equipment

In using the Indices listed above, the following conventions will apply:

(a) when an Index is given with a subscript "y" this shall mean the simple average of the values of the Index published in respect of the Months of September, October and November of the previous Year (Year y-1) (if the Index is published Monthly) or the value for Quarter 3 of the previous Year (Year y-1) (if the Index is published Quarterly);

(b) when an Index is given with a subscript "98" this shall mean the simple average of the values of the Index published in respect of the Months of September, October and November of 1997 (if the Index is published Monthly) or the value for Quarter 3 of 1997 (if the Index is published Quarterly).

ARTICLE C2
OWNER'S OBLIGATION TO CALCULATE VALUES

C2.1 Owner's Obligation to Calculate Values

The Owner shall calculate a value of the Annual Capacity Charge and Capacity Payment for each Unit and the Monthly Availability Payment for all Units in accordance with the rules set out in this Schedule C, save that if $ETED_u < CY_y$ then no value of CP_{uy} shall be calculated for this Unit u (where $ETED_u$ is the Unit Effective Term Completion Date, CY_y is the Current Year and CP_{uy} is the Capacity Payment).

C2.2 Owner's Obligation to Calculate Values (2)

If for Year y no value of CP_{uy} is to be determined but a value of CP_{uy} was determined in respect of the previous Year y-1, the Owner shall determine a value of the Aggregate Passthrough Charges Trueup ($PCTU_{uy}$) for this Year y and the Buyer shall pay to the Owner this amount.

INDEPENDENT ASSESSMENT TEAM 12 Final Version

Sundance Units 5 and 6 Schedule C

ARTICLE C3
ANNUAL CAPACITY CHARGE

C3.1 Aggregate Passthrough Charges

The Aggregate Passthrough Charges Trueup ($PCTU_{uy}$) shall be calculated as follows:

For the first Year of the Effective Term $PCTU_{uy} = 0$, but in all other cases:

$$PCTU_{uy} = APPC_{u(y-1)} + ATAC_{u(y-1)} + AFGNC_{u(y-1)} + APTAX_{u(y-1)} + CFCR_{u(y-1)} + CVCR_{u(y-1)} + AINSC_{u(y-1)} + APELEC_{u(y-1)} - PC_{u(y-1)}$$

The Aggregate Passthrough Charges (PC_{uy}) shall be calculated as follows:

$$PC_{uy} = APPC_{u(y-1)} + ATAC_{u(y-1)} + AFGNC_{u(y-1)} + APTAX_{u(y-1)} + CFCR_{u(y-1)} + CVCR_{u(y-1)} + AINSC_{u(y-1)} + APELEC_{u(y-1)} + PCTU_{uy}$$

where $APPC_{u(y-1)}$ are the Actual Power Pool Charges for Year y-1, $ATAC_{u(y-1)}$ are the Actual Transmission Administrator Charges for Year y-1, $AFGNC_{u(y-1)}$ are the Actual Fixed Gas Network Charges for Year y-1, $APTAX_{u(y-1)}$ are the Actual Property Taxes for Year y-1, $CFCR_{u(y-1)}$ is the Change to Fixed Crown Coal Royalty Cost for Year y-1 (determined as shown below), $CVCR_{u(y-1)}$ is the Change to Variable Crown Coal Royalty Cost for Year y-1 (determined in Schedule E), $AINSC_{u(y-1)}$ are the Actual Insurance Premium Costs for Year y-1 and $APELEC_{u(y-1)}$ are the Actual Plant Electricity Consumed Charges for Year y-1.

The values of $APPC_{u(y-1)}$ (Actual Power Pool Charges for Year y-1), $ATAC_{u(y-1)}$ (Actual Transmission Administrator Charges for Year y-1), $AFGNC_{u(y-1)}$ (Actual Fixed Gas Network Charges for Year y-1), $APTAX_{u(y-1)}$ (Actual Property Taxes for Year y-1) and $APELEC_{u(y-1)}$ (Actual Plant Electricity Consumed Charges for Year y-1) shall be determined by the Owner as reasonably reflecting the share of the relevant total costs or charges properly incurred by the Owner that should acrue to the particular Unit u. In the event that the Owner reasonably believes that there is no manifestly obvious way of sharing the relevant cost or charges at the Plant level across the Units u within the Plant, the costs or charges shall be shared *pro-rata* to the Committed Capacity of the Units. The value of $AINSC_{u(y-1)}$ (Actual Insurance Premium Costs for Year y-1) in respect of each Unit shall be determined by the Owner in accordance with the rules set out in Section 9.1.

At the end of any Year y in which a New Crown Royalty Rate ($NVCR_d$) has been introduced, a value of the Change to Fixed Crown Royalty Cost ($CFCR_{uy}$) shall be determined as follows:

$$CFCR_{uy} = (FCR_{uy} \times (NVCR_d - OVCR) / OVCR) \times (PERY_y / 100)$$

where FCR_y is the Fixed Crown Royalty Cost (given in the table in Article C7), $NVCR_d$ is the New Variable Crown Royalty Rate, OVCR is the Original Variable Crown Royalty Rate (and is \$0.55 per tonne) and $PERY_y$ is the percentage of the Year for which the New Variable Crown Royalty Rate applies.

INDEPENDENT ASSESSMENT TEAM 13 Final Version

Sundance Units 5 and 6 Schedule C

C3.2 Unit Assets Depreciation Charge

The Unit Assets Depreciation Charge ($DPGU_{uy}$) shall be determined as follows:

$WI3U_y$ (the weighted index factor relating to generating unit capital additions) in Year y will be calculated as follows:

$$WI3U_y = (0.5 + (0.5FX_y/1.50)) \times INDX9_y / INDX9_{98}$$

where FX_y is the Average US $ - Canadian $ Exchange Rate and INDX9 is the Industrial Product Price Index (1992=100) - Machinery and Equipment - Capital Equipment Index (Cansim P1321).

The Indexed Unit Capital Additions in Year y (ICA_{uy}) is determined as follows:

$$ICA_{uy} = CA_{uy} \times WI3U_y$$

where CA_{uy} is the Base Unit Capital Additions in Year y, given in the Table in Article C7

The Unit Capital Retirements in Year y (R_{uy}) is calculated as:

$$R_{uy} = 0.1 \times ICA_{uy}$$

The Opening Gross Book Value Unit Assets ($OGBV_{uy}$) is determined as follows:

$$OGBV_{uy} = CGBV_{u(y-1)}$$

where $CGBV_{u(y-1)}$ is the Closing Gross Book Value Unit Assets for the previous Year (y-1), and is determined as follows:

for the first Year of the Effective Term the Closing Gross Book Value Unit Assets for the previous Year ($CGBV_{u(y-1)}$) = the value for Year 2000 given in the Table in Article C7; but for all other Years:

$$CGBV_{u(y-1)} = OGBV_{u(y-1)} + ICA_{u(y-1)} - R_{u(y-1)}$$

The Last Year of the Effective Life of the Unit (UEL_{uy}) is found as follows:

$$UEL_{uy} = 2000 + ELU_u$$

where ELU_u is the effective life of the Unit as given in the Table in Article C7

The Remaining Life of Unit in Year y (RL_{uy}) is determined as follows:

$$RL_{uy} = UEL_{uy} - (CY_y - 1)$$

where UEL_{uy} is the Last Year of the Effective Life of the Unit, and CY_y is the Current Year.

The Opening Accumulated Unit Depreciation in Year y (OAD_{uy}) is determined as follows:

$$OAD_{uy} = CAD_{u(y-1)}$$

where $CAD_{u(y-1)}$ is the Closing Accumulated Unit Depreciation for the previous Year (y-1), and is determined as follows:

for the first Year of the Effective Term the Closing Accumulated Unit Depreciation for the previous Year ($CAD_{u(y-1)}$) = the value for Year 2000 given in the Table in Article C7; but for all other Years:

$$CAD_{u(y-1)} = OAD_{u(y-1)} + DPGU_{u(y-1)} - R_{u(y-1)}$$

INDEPENDENT ASSESSMENT TEAM 14 Final Version

Sundance Units 5 and 6 Schedule C

The Unit Assets Depreciation Charge ($DPGU_{uy}$) is found as follows:

If $RL_{uy} \leq 0$ then $DPGU_{uy} = 0$; but in all other cases:

$DPGU_{uy} = (OGBV_{uy} + ICA_{uy} - OAD_{uy}) / RL_{uy}$

C3.3 Coal Mining Assets Depreciation Charge

The value of the Weighted Index 3 (Mining) ($WI3M_y$) shall be determined as follows:.

Weighted Index 3 (Mining) ($WI3M_y$) is:

$WI3M_y = (0.25 + (0.75FX_y/1.50)) \times INDX9_y / INDX9_{98}$

where FX_y is the Average US \$ - Canadian \$ Exchange Rate and INDX9 is the Industrial Product Price Index (1992=100) - Machinery and Equipment - Capital Equipment Index (Cansim P1321).

The Indexed Mine Capital Additions (Depreciated over Five Years) in Year y ($FMICA_{uy}$) is determined as follows:

$FMICA_{uy} = FMCA_{uy} \times WI3M_y$

where $FMCA_{uy}$ is the Base Mine Capital Additions (Depreciated over Five Years) in Year y, given in the Table in Article C7

The Indexed Mine Capital Additions (Depreciated over Unit Life) in Year y ($LMICA_{uy}$) is determined as follows:

$LMICA_{uy} = LMCA_{uy} \times WI3M_y$

where $LMCA_{uy}$ is the Base Mine Capital Additions (Depreciated over Unit Life) in Year y, given in the Table in Article C7

The Mine Capital Retirements (Depreciated over Unit Life) in Year y (LMR_{uy}) is calculated as:

$LMR_{uy} = 0.1 \times LMICA_{uy}$

The Mine Capital Retirements (depreciated over 5 Years) in Year y (FMR_{uy}) is calculated as:

$FMR_{uy} = 0.1 \times FMICA_{uy}$

The Opening Gross Book Value Mine Assets(Depreciated over Unit Life) ($LMOGBV_{uy}$) is determined as follows:

$LMOGBV_{uy} = LMCGBV_{u(y-1)}$

where $LMCGBV_{u(y-1)}$ is the Closing Gross Book Value of Mine Assets (Depreciated over Unit Life)for the previous Year (y-1), and is determined as follows:

for the first Year of the Effective Term the Closing Gross Book Value of Mine Assets (Depreciated over Unit Life) for the previous Year ($LMCGBV_{u(y-1)}$) = the value for Year 2000 given in the Table in Article C7; but for all other Years:

$LMCGBV_{u(y-1)} = LMOGBV_{u(y-1)} + LMICA_{u(y-1)} - LMR_{u(y-1)}$

The Opening Accumulated Mine Depreciation (Depreciated over Unit Life) in Year y ($LMOAD_{uy}$) is determined as follows:

INDEPENDENT ASSESSMENT TEAM 15 Final Version

Sundance Units 5 and 6 Schedule C

$LMOAD_{uy} = LMCAD_{u(y-1)}$

where $LMCAD_{u(y-1)}$ is the Closing Accumulated Mine Depreciation (Depreciated over Unit Life) for the previous Year (y-1), and is determined as follows:

for the first Year of the Effective Term the Closing Accumulated Mine Depreciation (Depreciated over Unit Life) for the previous Year ($LMCAD_{u(y-1)}$) = the value for Year 2000 given in the Table in Article C7; but for all other Years:

$LMCAD_{u(y-1)} = LMOAD_{u(y-1)} + LDPM_{u(y-1)} - LMR_{u(y-1)}$

The Opening Gross Book Value Mine Assets (Depreciated over Five Years) ($FMOGBV_{uy}$) is determined as follows:

$FMOGBV_{uy} = FMCGBV_{u(y-1)}$

where $FMCGBV_{u(y-1)}$ is the Closing Gross Book Value of Mine Assets (Depreciated over Five Years)for the previous Year (y-1), and is determined as follows:

for the first Year of the Effective Term the Closing Gross Book Value of Mine Assets (Depreciated over Five Years) for the previous Year ($FMCGBV_{u(y-1)}$) = the value for Year 2000, is equal to zero.

$FMCGBV_{u(y-1)} = FMOGBV_{u(y-1)} + FMICA_{u(y-1)} - FMR_{u(y-1)}$

The Opening Accumulated Mine Depreciation (Depreciated over Five Years) in Year y ($FMOAD_{uy}$) is determined as follows:

$FMOAD_{uy} = FMCAD_{u(y-1)}$

where $FMCAD_{u(y-1)}$ is the Closing Accumulated Mine Depreciation (Depreciated over Five Years) for the previous Year (y-1), and is determined as follows:

for the first Year of the Effective Term the Closing Accumulated Mine Depreciation (Depreciated over Five Years) for the previous Year ($FMCAD_{u(y-1)}$) = the value for the Year 2000, is equal to zero.

$FMCAD_{u(y-1)} = FMOAD_{u(y-1)} + FDPM_{u(y-1)} - FMR_{u(y-1)}$

The Closing Gross Book Value of Mine Assets MCGBV $_{u,y}$ is determined as follows:

$MCGBV_{u,y} = LMCGBV_{u,y} + FMCGBV_{u,y}$

The Closing Accumulated Mine Depreciation MCAD $_{u,y}$ is determined as follows:

$MCAD_{u,y} = LMCAD_{u,y} + FMCAD_{u,y}$

The Mine Assets Depreciation Charge (Depreciated over Five Years) ($FDPM_{uy}$) is found as follows:

If $RL_{uy} \leq 0$ then $FDPM_{uy} = 0$; but in all other cases:

$FDPM_{uy} = \Sigma_{(y-4)}^{y} (FMICA_{uy} / \min[5, RL_{uy}])$

where $\Sigma_{(y-4)}^{y}$ means the (inclusive) sum over all Years from 4 Years before this Year CY_y; and this Year CY_y. The Mine Assets Depreciation Charge (Depreciated over Unit Life) ($LDPM_{uy}$) is found as follows:

If $RL_{uy} \leq 0$ then $LDPM_{uy} = 0$; but in all other cases:

INDEPENDENT ASSESSMENT TEAM 16 Final Version

Sundance Units 5 and 6 Schedule C

$LDPM_{uy} = (LMOGBV_{uy} + LMICA_{uy} - LMOAD_{uy}) / RL_{uy}$

The Mine Assets Depreciation Charge (DPM_{uy}) is found as follows:

$DPM_{uy} = FDPM_{uy} + LDPM_{uy}$

C3.4 Depreciation Charge for Corporate and Administration Assets

The value of the Weighted Index 3 (Corporate Services and Administration) ($WI3C_y$) shall be determined as follows:.

Weighted Index 3 (Corporate Services and Administration) ($WI3C_y$) is:

$WI3C_y = INDX9_y / INDX9_{98}$

where INDX9 is the Industrial Product Price Index (1992=100) - Machinery and Equipment - Capital Equipment Index (Cansim P1321).

The Indexed Corporate Services and Administration Capital Additions in Year y ($CICA_{uy}$) is determined as follows:

$CICA_{uy} = CSCA_{uy} \times WI3C_y$

where $CSCA_{uy}$ is the Base Corporate Services and Administration Capital Additions in Year y, given in the Table in Article C7

The Corporate Services and Administration Capital Retirements in Year y (CR_{uy}) is calculated as:

$CR_{uy} = 0.1 \times CICA_{uy}$

The Opening Gross Book Value Corporate Services and Administration Assets ($OCGBV_{uy}$) is determined as follows:

$OCGBV_{uy} = CCGBV_{u(y-1)}$

where $CCGBV_{u(y-1)}$ is the Closing Gross Book Value Corporate Services and Administration Assets for the previous Year (y-1), and is determined as follows:

for the first Year of the Effective Term the Closing Gross Book Value Corporate Services and Administration Assets for the previous Year ($CCGBV_{u(y-1)}$) = the value for Year 2000 given in the Table in Article C7; but for all other Years:

$CCGBV_{u(y-1)} = OCGBV_{u(y-1)} + CICA_{u(y-1)} - CR_{u(y-1)}$

The Opening Accumulated Corporate Services and Generation Administration Assets Depreciation in Year y ($COAD_{uy}$) is determined as follows:

$COAD_{uy} = CCAD_{u(y-1)}$

where $CCAD_{u(y-1)}$ is the Closing Accumulated Corporate Services and Generation Administration Assets Depreciation for the previous Year (y-1), and is determined as follows:

for the first Year of the Effective Term the Closing Accumulated Corporate Services and Generation Administration Assets Depreciation for the previous Year ($CCAD_{u(y-1)}$) = the value for Year 2000 given in the Table in Article C7; but for all other Years:

$CCAD_{u(y-1)} = COAD_{u(y-1)} + DPCS_{u(y-1)} - CR_{u(y-1)}$

INDEPENDENT ASSESSMENT TEAM 17 Final Version

Sundance Units 5 and 6 Schedule C

The Corporate Services and Administration Assets Depreciation Charge ($DPCS_{uy}$) is found as follows:

If $RL_{uy} \leq 0$ then $DPCS_{uy} = 0$;

If $CY_y \leq 2005$: $DPCS_{uy} =$

$([OCGBV_{u(y=2001)} - COAD_{u(y=2001)}] / \min[5, RL_{u(y=2001)}) + (\Sigma_{(y-4)}^{y} (CICA_{uy} / \min[5, RL_{uy}]))$

Where $OCGBV_{u(y=2001)}$ means the Opening Gross Book Value Corporate Services and Administration Assets in the Year 2001; $COAD_{u(y=2001)}$ means the Opening Accumulated Corporate Services and Generation Administration Assets Depreciation in Year 2001 and $RL_{u(y=2001)}$ means the remaining life of the unit at the beginning of the Year 2001.

When $CY_y > 2005$: $DPCS_{uy} = \Sigma_{(y-4)}^{y} (CICA_{uy} / \min[5, RL_{uy}])$

where $\Sigma_{(y-4)}^{y}$ means the (inclusive) sum over all Years from 4 Years before this Year CY_y; and this Year CY_y.

C3.5 Not Used

C3.6 Depreciation Charge

The Depreciation Charge for Year y (DP_{uy}) is determined as follows:

depreciation charge in Year y (in $) =

$DP_{uy} = DPGU_{uy} + DPM_{uy} + DPCS_{uy}$

Where:

$DPGU_{uy}$ = depreciation charge associated with generating unit assets in Year y

DPM_{uy} = depreciation charge associated with coal mine assets in Year y

$DPCS_{uy}$ = depreciation charge associated with allocated corporate service and generation administration assets in Year y

C3.7 Investor Supplied Capital

The Investor Supplied Capital for the Unit (ISC_{uy}) in Year y is determined as follows:

$ISC_{uy} = RB_{uy} \times (1 - (CUC_{uy} + NCC_{uy})/100)$

where RB_{uy} is the Mid Year Rate Base in Year y (as determined in Article C4), CUC_{uy} is the Percentage Customer Contributions to Rate Base in Year y set out in the Table in Article C7 and NCC_{uy} is the Percentage No-Cost Capital in Year y set out in the Table in Article C7.

INDEPENDENT ASSESSMENT TEAM 18 Final Version

Sundance Units 5 and 6 Schedule C

C3.8 Cost of Preferred Stock

The Cost of Preferred Stock (COP_{uy}) shall be calculated as follows:

$$COP_{uy} = ISC_{uy} \times (SPS_u/100) \times (ACPS_u/100)$$

where ISC_{uy} is the Investor Supplied Capital for the Unit, SPS_u is the Percentage Share of Preferred Stock in investor supplied capital and $ACPS_u$ is the Percentage Average Cost of Preferred Stock in Year y set out in the Table in Article C7.

C3.9 Cost of Debt

The Percentage Cost of New Debt in Year y (CND_{uy}) is determined as follows:

$$CND_{uy} = GBY_y + PAS_{uy}$$

where PAS_{uy} is the Percentage Allowed Spread (the spread between long term government bond yields and corporate debt set out in the Table in Article C7) and GBY_y is the Percentage Long Term Government Bond Yield in Year y and is defined as the average of daily close of trading yields (%) for Canadian government bonds of 10 Years or more maturity for all trading days in the months of September, October and November of the previous Year (ie: y-1) published in the Bank of Canada's weekly Financial Statistics publication. (CANSIM code: B114022 for daily data).

The Weighted Average Cost of Debt ($WACD_{uy}$) is determined as follows:

$$WACD_{uy} = 100 \times ([XD_{uy}/100] \times [CED_{uy} / 100]) + ([1 - XD_{uy}/100] \times [CND_{uy} / 100])$$

where XD_{uy} is the Percentage Existing Debt in total debt in Year y set out in the Table in Article C7, CED_{uy} is the Percentage Average Embedded Cost of Existing Debt in Year y set out in the Table in Article C7 and CND_{uy} is the Percentage Cost of New Debt.

The Cost of Debt (COD_{uy}) shall be determined as follows:

$$COD_{uy} = ISC_{uy} \times (SD_{uy}/100) \times (WACD_{uy}/100)$$

where SD_{uy} is Percentage Share of Debt in investor supplied capital set out in the Table in Article C7 and $WACD_{uy}$ is the Weighted Average Cost of Debt in Year y.

C3.10 Cost of Common Equity

$$TAEP_{u(y-1)} = \Sigma_m^y EP_{um}$$

where $\Sigma_m^y EP_{um}$ means the sum of all Energy Payments in respect of this Unit u for all Months m in the previous Year (Year y-1) determined pursuant to Schedule.

The aggregate Fixed and Variable Fuel and Non-Fuel Operating Expenses in Year y ($FXVE_{uy}$) shall be calculated as follows:

$$FXVE_{uy} = IFOMCC_{uy} + IFFC_{uy} + TAEP_{u(y-1)} + COP_{uy} + COD_{uy}$$

The Percentage Return on Common Equity Share of Rate Base (ROE_{uy}) shall be calculated as follows:

$$ROE_{uy} = GBY_y + ERP_{uy}$$

INDEPENDENT ASSESSMENT TEAM 19 Final Version

Sundance Units 5 and 6 Schedule C

where GBY_y is the Percentage Long Term Government Bond Yield and ERP_{uy} is the Percentage Equity Risk Premium set out in the Table in Article C7.

Minimum Allowed Equity Return in Year y ($MROE_{uy}$) is determined as follows:

$MROE_{uy} = M/100 \times FXVE_{uy}$

where M is the Minimum Cash Return and equals 2%.

The Cost of Common Equity (COE_{uy}) shall be calculated as follows:

$COE_{uy} = \max[MROE_{uy}, ISC_{uy} \times (SCE_{uy}/100) \times (ROE_{uy}/100)]$

where $MROE_{uy}$ is the Minimum Allowed Equity Return in Year y, SCE_{uy} is the Percentage Share of Common Equity and ROE_{uy} is Percentage Return on Common Equity Share of Rate Base.

C3.11 Imputed Income Tax

The Imputed Income Tax for this Unit u for the Current Year y (IT_{uy}) shall be determined in Article C5.1.

C3.12 Capital Recovery Charge

The Capital Recovery Charge (CRC_{uy}) shall be calculated as follows:

The Indexed Contribution to Decommissioning Provision for this Unit u for the Current Year y ($IDNSC_{uy}$) shall be determined as follows:

$IDNSC_{uy} = (INDX0_y / INDX0_{98}) \times DNSC_{uy}$

where $INDX0_y$ is the Consumer Price Index and $DNSC_{uy}$ is the Contribution to Decommissioning Provision for this Unit u for the Current Year y as given in the Table in Article C7.

$CRC_{uy} = IDNSC_{uy} + DP_{uy} + COE_{uy} + COP_{uy} + COD_{uy} + IT_{uy}$

C3.13 Fixed O&M Charge

The Weighted Index Factor 1 ($WI1_y$) shall be calculated as follows:

$WI1_y = (0.25 \times INDX1_y / INDX1_{98}) + (0.2 \times (INDX3_y / INDX3_{98}) \times LPIF_y) + (0.2 \times (INDX4_y / INDX4_{98}) \times LPIF_y) + (0.25 \times INDX5_y / INDX5_{98}) + (0.1 \times INDX2_y / INDX2_{98})$

where $LPIF_y$ is the real Labour Productivity Improvement Factor and is calculated as follows:

For the first Year of the Effective Term, $LPIF_y = 0.99$, but for all other Years:

$LPIF_y = \max[0.90438, LPIF_{(y-1)} \times 0.99]$.

The Indexed Fixed Operations, Maintenance and Corporate Services and Administration Charge ($IFOMCC_{uy}$) shall be calculated as follows:

$IFOMCC_{uy} = BFOMCC_{uy} \times WI1_y$

INDEPENDENT ASSESSMENT TEAM 20 Final Version

Sundance Units 5 and 6 Schedule C

where $BFOMCC_{uy}$ is the Base Fixed Operations, Maintenance and Corporate Services and Administration Charge given in a Table in Article C7.

C3.14 Fixed Fuel Charge

The value of the Weighted Index 2 (Fixed Fuel) ($WI2FF_y$) and Weighted Index 2 (Variable Fuel) ($WI2VF_y$) shall be determined as follows:

$WI2FF_y = (0.35 \times (INDX6_y / INDX6_{98}) \times LPIF_y) + (0.35 \times INDX7_y / INDX7_{98}) + (0.10 \times INDX2_y / INDX2_{98}) + (0.20 \times INDX1_y / INDX1_{98})$

$WI2VF_y = (0.225 \times INDX6_y / INDX6_{98}) + (0.225 \times INDX7_y / INDX7_{98}) + (0.20 \times INDX2_y / INDX2_{98}) + (0.15 \times INDX1_y / INDX1_{98}) + (0.20 \times INDX8_y / INDX8_{98})$

The Indexed Fixed Fuel Charge ($IFFC_{uy}$) shall be calculated as follows:

$IFFC_{uy} = BFFC_{uy} \times WI2FF_y$

where $BFFC_{uy}$ is found in Article C7.

C3.15 Annual Capacity Charge

The Annual Capacity Charge (ACC_{uy}) shall be calculated as follows:

$ACC_{uy} = CRC_{uy} + IFOMCC_{uy} + IFFC_{uy} + PC_{uy}$

where CRC_{uy} is the Capital Recovery Charge, $IFOMCC_{uy}$ is the Indexed Fixed Operations, Maintenance Charge and Corporate Services Charge, $IFFC_{uy}$ is the Indexed Fixed Fuel Charge and PC_{uy} is the Aggregate Pass Through Charges.

ARTICLE C4
RATE BASE AND WORKING CAPITAL

C4.1 Opening and Closing Net Book Values

The Closing Net Book Values of the Unit, Mine and Corporate and Admin Assets ($CNBV_{uy}$, $MCNBV_{uy}$ and $CCNBV_{uy}$ respectively) shall be calculated as follows:

$CNBV_{uy} = CGBV_{uy} - CAD_{uy}$

$MCNBV_{uy} = MCGBV_{uy} - MCAD_{uy}$

$CCNBV_{uy} = CCGBV_{uy} - CCAD_{uy}$

where $CGBV_{uy}$, $MCGBV_{uy}$ and $CCGBV_{uy}$ are the Closing Gross Book Values of the Unit, Mine and Corporate and Admin Assets respectively and CAD_{uy}, $MCAD_{uy}$ and $CCAD_{uy}$ are the Closing Accumulated Unit, Mine and Corporate Services & Admin Depreciation respectively.

INDEPENDENT ASSESSMENT TEAM 21 Final Version

Sundance Units 5 and 6 Schedule C

C4.2 Opening and Closing Accumulated Decommissioning Provision

The Opening Accumulated Decommissioning Provision for Year y ($OADP_{uy}$) is determined as follows:

$OADP_{uy} = CADP_{u(y-1)}$

where $CADP_{u(y-1)}$ is the Closing Accumulated Decommissioning Provision for the previous Year (y-1), and is determined as follows:

for the first Year of the Effective Term the Closing Accumulated Decommissioning Provision for the previous Year ($CADP_{u(y-1)}$) = the value for Year 2000 given in the Table in Article C7; but for all other Years:

$CADP_{u(y-1)} = OADP_{u(y-1)} + IDNSC_{u(y-1)} - IASNSC_{u(y-1)}$

where $IDNSC_{u(y-1)}$ is the Indexed Contribution to Decommissioning Provision and $IASNSC_{u(y-1)}$ is the Indexed Charge to Decommissioning Provision in Year y.

The Indexed Charge to Decommissioning Provision ($IASNSC_{uy}$) is determined as follows:

$IASNSC_{uy} = (INDX0_y / INDX0_{98}) \times ASNSC_{uy}$

where $INDX0_y$ is the Consumer Price Index (Cansim P109000) and $ASNSC_{uy}$ is the Charge to Decommissioning Provision.

C4.3 Working Capital

The Necessary Working Capital (NWC_{uy}) for Year y is determined as follows:

$NWC_{uy} = (WRC1_{uy} \times NLR1 / 100) + (WRC2_{uy} \times NLR2 / 100) + (WRC3_{uy} \times NLR3 / 100) + (WRC4_{uy} \times NLR4 / 100) + (WRC5_{uy} \times NLR5 / 100) + (WRC6_{uy} \times NLR6 / 100)$

where $WRC1_{uy}$ is the actual Working Capital Component - Operating Expenses for Year y, $WRC2_{uy}$ is the actual Working Capital Component – Income Tax for Year y, $WRC3_{uy}$ is the actual Working Capital Component - Inventory for Year y, $WRC4_{uy}$ is the actual Working Capital Component – Depreciation for Year y, $WRC5_{uy}$ is the actual Working Capital Component - Interest and Preferred Equity for Year y, $WRC6_{uy}$ is the actual Working Capital Component – Common Equity Retained Earnings and Dividends for Year y (all as determined below) and NLR1 through NLR6 are the Net Lead/Lag Ratios for applicable for each of these Working Capital allowances.

The Working Capital Component - Operating Expenses ($WRC1_{uy}$) is determined as follows:

$WRC1_{uy} = IFOMCC_{u(y-1)} + IFFC_{u(y-1)} + TAEP_{u(y-1)} + PC_{u(y-1)}$

where $IFOMCC_{u(y-1)}$ is the Indexed Fixed Maintenance Charge for Year y-1, $IFFC_{u(y-1)}$ is the Indexed Fixed Fuel Charge for Year y-1, $TAEP_{u(y-1)}$ is the Total Energy Payment for Year y-1 and $PC_{u(y-1)}$ is the Aggregate Pass Through Charges for Year y-1.

The Working Capital Component - Income Tax ($WRC2_{uy}$) is determined as follows:

$WRC2_{uy} = IT_{u(y-1)}$

The Working Capital Component - Inventory ($WRC3_{uy}$) is the number in $ set out in the Table in Article C8 for Year y-1.

INDEPENDENT ASSESSMENT TEAM 22 Final Version

Sundance Units 5 and 6 Schedule C

The Working Capital Component - Depreciation ($WRC4_{uy}$) is determined as follows:

$WRC4_{uy} = DP_{u(y-1)} + IDNSC_{u(y-1)}$

The Working Capital Component - Interest and Preferred Equity ($WRC5_u$) is determined as follows:

$WRC5_u = COD_{u(y-1)} + COP_{u(y-1)}$

The Working Capital Component - Common Equity Retained Earnings and Dividends ($WRC6_u$) is determined as follows:

$WRC6_u = 0.5 \times COE_{u(y-1)}$

Net Lead/ Lag Ratios are as follows:

NLR1 = 2.5%

NLR2 = 7.0%

NLR3 = 100%

NLR4 = 6.0%

NLR5 = -15%

NLR6 = 15.0%

C4.4 Rate Base Calculation

For a given Unit in a given Year y the Mid Year Rate Base (RB_{uy}) shall be determined as:

$RB_{uy} = 0.5(CNBV_{u(y-1)} + CNBV_{uy}) + 0.5(MCNBV_{u(y-1)} + MCNBV_{uy}) + 0.5(CCNBV_{u(y-1)} + CCNBV_{uy}) - 0.5(CADP_{u(y-1)} + CADP_{uy}) + 0.5(NWC_{u(y-1)} + NWC_{uy})$

where RB_{uy} is the Mid Year Rate Base, $CNBV_{u(y-1)}$ and $CNBV_{uy}$ are the Closing Net Book Value Unit Assets in Years y-1 and y, $MCNBV_{u(y-1)}$ and $MCNBV_{uy}$ are the Closing Net Book Value Mine Assets in Years y-1 and y, $CCNBV_{u(y-1)}$ and $CCNBV_{uy}$ are the Closing Net Book Value Corporate Service and Admin in Years y-1 and y, $CADP_{u(y-1)}$ and $CADP_{uy}$ are the Closing Accumulated Decommissioning Provision in Years y-1 and y and $NWC_{u(y-1)}$ and NWC_{uy} are the Necessary Working Capital all in respect of Years y-1 and y.

ARTICLE C5
CALCULATION OF IMPUTED INCOME TAX

C5.1 Calculation of Imputed Income Tax

The calculation of imputed income tax includes a flow-through tax component that is the total of the corporate income tax, and the greater of corporate surtax and large corporations tax. This flow-through component estimates the income taxes that will be due and payable by the Owner to income tax authorities. The imputed income tax also includes a deferred tax component called the transitional tax. This deferred component is a reduction of the total imputed income tax that estimates the net present value of the tax shield that will be realised by the Owner in future

INDEPENDENT ASSESSMENT TEAM 23 Final Version

Sundance Units 5 and 6 Schedule C

Years. The tax shield represents the tax benefits of undepreciated capital cost pools at the end of the PPA period. In addition, an income tax true-up component is added to the imputed income tax in order to account for any changes in forecasted indices as well as changes in income tax rates that occur during the course of a Year.

The Imputed Income Tax for this Unit u for the Current Year y (IT_{uy}) shall be determined as follows:

$$IT_{uy} = CIT_{uy} + \max[CST_{uy}, LCT_{uy}] + FTT_{uy} + PTT_{uy} + ITTU_{uy}$$

where CIT_{uy} is the Corporate Income Tax for this Unit u for the Current Year y as determined in Article C5.2, CST_{uy} is the Corporate Surtax for this Unit u for the Current Year y as determined in Article C5.5, LCT_{uy} is the Large Corporations Tax for this Unit u for the Current Year y as determined in Article C5.6, FTT_{uy} is the Federal Transitional Tax for this Unit u for the Current Year y as determined in Article C5.9, and PTT_{uy} is the Provincial Transitional Tax for this Unit u for the Current Year y as determined in Article C5.10;

where the Imputed Income Tax Trueup for the Current Year y ($ITTU_{uy}$) shall be determined as follows:

$$ITTU_{uy} = ACIT_{u(y-1)} + \max[ACST_{u(y-1)}, ALCT_{u(y-1)}] + AFTT_{u(y-1)} + APTT_{u(y-1)}$$

where $ACIT_{u(y-1)}$ is the difference between the forecasted amount for Actual Corporate Income Tax for this Unit u for the Previous Year (y-1) otherwise determined in Article C5.2 and the actual amount calculated using actual indices and actual tax rates for the Previous Year (y-1), $ACST_{u(y-1)}$ is the difference between the forecasted amount for Actual Corporate Surtax for this Unit u for the Previous Year (y-1) otherwise determined in Article C5.5 and the actual amount calculated using actual indices and actual tax rates for the Previous Year (y-1), $ALCT_{u(y-1)}$ is the difference between the forecasted amount for Actual Large Corporations Tax for this Unit u for the Previous Year (y-1) otherwise determined in Article C5.6 and the actual amount calculated using actual indices and actual tax rates for the Previous Year (y-1), $AFTT_{u(y-1)}$ is the difference between the forecasted amount for Actual Federal Transitional Tax for this Unit u for the Previous Year (y-1) otherwise determined in Article C5.9 and the actual amount calculated using actual indices and actual tax rates for the Previous Year (y-1), and $APTT_{u(y-1)}$ is the difference between the forecasted amount for Actual Provincial Transitional Tax for this Unit u for the Previous Year (y-1) otherwise determined in Article C5.10 and the actual amount calculated using actual indices and actual tax rates for the Previous Year (y-1).

C5.2 Calculation of Corporate Income Tax

The corporate income tax comprises of Federal and Provincial components. Both income tax calculations are based upon cost of equity and cost of preferred stock representing the after-tax return earned in any Year. The net return is adjusted for permanent and timing differences between accounting and taxable income. The adjusted net return is then grossed-up to reflect the before-tax net return required.

The Corporate Income Tax for this Unit u for the Current Year y (CIT_{uy}) shall be determined as follows:

$$CIT_{uy} = FIT_{uy} + PIT_{uy}$$

$$FIT_{uy} = [(COE_{uy} + COP_{uy} + DEPN_{uy} + IDNSC_{uy} - \Sigma_c FCCA_{cuy} + IFPD_{uy} + FOTD_{uy}) /$$

INDEPENDENT ASSESSMENT TEAM 24 Final Version